UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Christopher & Banks Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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christopher & banks

Christopher & Banks Corporation

2400 Xenium Lane North

Plymouth, Minnesota 55441

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 30, 2008

TO OUR STOCKHOLDERS:

The Annual Meeting of Stockholders of Christopher & Banks Corporation will be held on Wednesday, July 30, 2008 at the offices of our outside counsel, Dorsey & Whitney LLP, at Suite 1500, 50 South Sixth Street, Minneapolis, Minnesota.  The meeting will convene at 3:00 p.m. local time for the following purposes:

1.	To elect three Class II directors as nominated by our Board of Directors to each serve a three-year term;

2.	To approve an amendment to our 2006 Equity Incentive Plan for Non-Employee Directors to increase the number of shares authorized for issuance under the plan from 300,000 to 625,000;

3.	To approve certain amendments to our 2005 Stock Incentive Plan, including an increase in the number of shares authorized for issuance under the plan from 1,800,000 to 2,975,000;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2009;

5.	To consider a stockholder proposal requesting that our Board of Directors take the necessary steps to declassify the Board of Directors; and

6.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Our Board of Directors has fixed the close of business on June 3, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments or postponements thereof.

You are cordially invited to attend the meeting.  Your vote is very important.  Whether or not you plan to attend, please vote your shares promptly to ensure they are represented at the meeting.  You may submit your proxy vote by completing and signing the enclosed proxy card and returning it in the envelope provided.  If you decide later to change your proxy vote, you may do so at any time before it is voted.

By Order of the Board of Directors

Luke R. Komarek
Secretary

June 12, 2008

i

Equity Compensation Plan Information	31
Payments Upon Termination or Change in Control	31

ITEM 2 – APPROVAL OF AMENDMENT TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 2006 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS	33

Description of the 2006 Directors Plan	34
Federal Income Tax Consequences	35
Historical Awards under the 2006 Directors Plan	36
New Plan Benefits	37
Board Recommendation	37

ITEM 3 – APPROVAL OF AMENDMENTS TO THE 2005 STOCK INCENTIVE PLAN	37

Administration	37
Eligibility	38
Shares Available for Awards	38
Type of Awards and Terms and Conditions	38
Duration, Termination and Amendment	40
Effect of Change in Control	40
Limited Transferability of Awards	40
Federal Income Tax Consequences	41
Historical Awards under the 2005 Stock Plan	42
New Plan Benefits	43
Board Recommendation	43

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	44

Audit Committee Report	44
Independent Registered Public Accounting Firm Fees	45
Auditor Services Pre-Approval Policy	45

ITEM 4 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	45

Board Recommendation	45

ITEM 5 – STOCKHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS	46

Stockholder Proposal	46
Response of the Board of Directors	46
Board Recommendation	47

SECURITY OWNERSHIP	48

Beneficial Ownership of Directors, Director Nominees and Executive Officers	48
Beneficial Owners of More than Five Percent of Our Common Stock	49

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	50

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	50

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING	51

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K	51

HOUSEHOLDING	51

OTHER MATTERS	52

ii

christopher & banks

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 30, 2008

We are providing this proxy statement in connection with the solicitation of the enclosed proxy.  The proxy is for use at the 2008 Christopher & Banks Corporation Annual Meeting of Stockholders.  Our Annual Meeting will be held at 3:00 p.m. local time on Wednesday, July 30, 2008 at the offices of our outside counsel, Dorsey & Whitney LLP, at Suite 1500, 50 South Sixth Street, Minneapolis, Minnesota.  The proxy can also be used at any adjournment or postponement of the Annual Meeting.

This proxy is solicited by the Board of Directors (the “Board”) of Christopher & Banks Corporation (the “Company”, “we”, “us” and “Christopher & Banks”) for the following purposes:

1.     To elect three Class II directors as nominated by our Board of Directors to each serve a three-year term;

2.     To approve an amendment to our 2006 Equity Incentive Plan for Non-Employee Directors to increase the number of shares authorized for issuance under the plan from 300,000 to 625,000;

3.     To approve certain amendments to our 2005 Stock Incentive Plan, including an increase in the number of shares authorized for issuance under the plan from 1,800,000 to 2,975,000;

4.     To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2009;

5.     To consider a stockholder proposal requesting that our Board of Directors take the necessary steps to declassify the Board of Directors; and

6.     To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

This proxy statement and proxy card are being mailed to stockholders with our 2008 Annual Report to Stockholders beginning on or about June 12, 2008.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is entitled to vote at the Annual Meeting?

Holders of Christopher & Banks Common Stock, par value $0.01 per share (the “Common Stock”), at the close of business on June 3, 2008, the record date for the Annual Meeting, are entitled to vote at our Annual Meeting.  As of June 3, 2008, 35,410,992 shares of Common Stock were outstanding.

What are my voting rights?

Holders of our Common Stock are entitled to one vote per share.  Therefore, a total of 35,410,992 votes are entitled to be cast at the Annual Meeting for each proposal.  There is no cumulative voting.

How many shares must be present to hold the Annual Meeting?

In accordance with our by-laws, shares equal to a majority of the voting power of the outstanding shares of Common Stock entitled to vote as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business.  This is called a quorum.  Your shares are counted as present at the Annual Meeting if:

•                  you are present and vote in person at the Annual Meeting; or

•                  you have properly and timely submitted your proxy as described below under “How do I submit my proxy?”.

If a quorum is not present or represented at the Annual Meeting, the stockholders and proxies entitled to vote will have the power to adjourn the Annual Meeting, without notice other than an announcement at that time, until a quorum is present or represented.

What is a proxy?

It is your designation of another person to vote stock you own.  That other person is called a proxy.  If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.  When you designate a proxy, you also may direct the proxy how to vote your shares.  We refer to this as your “proxy vote.”  Three of our executive officers have been designated as proxies for our 2008 Annual Meeting.  These executive officers are Lorna E. Nagler, Andrew K. Moller and Luke R. Komarek.

What is a proxy statement?

It is a document that we are required to give you, in accordance with regulations of the Securities and Exchange Commission, when we ask you to designate proxies to vote your shares of our Common Stock at an Annual Meeting of our stockholders.  The proxy statement includes information regarding the matters to be acted upon at the Annual Meeting and certain other information required by the regulations of the Securities and Exchange Commission and the rules of the New York Stock Exchange.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.  If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares.  In that case, your shares are said to be held in “street name”.  Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under “How do I submit my proxy?”.

How do I submit my proxy?

If you are a stockholder of record, you can submit a proxy to be voted at the Annual Meeting by completing, signing and mailing the enclosed proxy card.  Please return your signed proxy card promptly to ensure we receive it before the Annual Meeting.

If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee.  Your broker, bank, trust or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, trust or other nominee how to vote your shares.  If you are a beneficial owner (you hold your shares through a nominee such as a broker), your nominee can advise you whether you will be able to submit voting instructions by telephone or via the Internet.

If you are the beneficial owner, submitting your proxy will not affect your right to vote in person if you decide to attend the Annual Meeting.  See “Can I vote my shares in person at the Annual Meeting?” below.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy, it means that you hold shares registered in more than one account.  To ensure that all of your shares are voted, please sign and return each proxy card or voting instruction card you receive or, if you submit your voting instruction card by Internet or telephone, vote once for each card or control number you receive.

Can I vote my shares in person at the Annual Meeting?

If you are a stockholder of record, you may vote your shares in person at the Annual Meeting by completing a ballot at the Annual Meeting.  Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above in advance of the Annual Meeting so your vote will be counted if you later decide not to attend the Annual Meeting.  If you submit your vote by proxy and later decide to vote in person at the Annual Meeting, the vote you submit at the Annual Meeting will override your proxy vote.

If you are a street name holder, you may vote your shares in person at the Annual Meeting only if you obtain and bring to the Annual Meeting a signed letter or other form of proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends a vote:

•                  FOR each of the three nominees to serve as a Class II director;

•                  FOR the approval of an amendment to the 2006 Equity Incentive Plan for Non-Employee Directors;

•                  FOR the approval of the amendments to the 2005 Stock Incentive Plan;

•                  FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2009; and

•                  AGAINST the stockholder proposal.

What if I do not specify how I want my shares voted but sign the proxy card?

If you sign but do not complete your proxy, your proxy will be voted:

•                  FOR each of the three nominees to serve as a Class II director;

•                  FOR the approval of an amendment to the 2006 Equity Incentive Plan for Non-Employee Directors;

•                  FOR the approval of the amendments to the 2005 Stock Incentive Plan;

•                  FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2009; and

•                  AGAINST the stockholder proposal.

Your vote is very important.  We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the Annual Meeting.

Note:  If you are a street name holder and fail to instruct the stockholder of record how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.”  New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote “uninstructed” shares held by them on behalf of their clients who are street name holders.  With respect to the proposals to elect directors and ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the rules permit member brokers to exercise voting discretion as to the uninstructed shares.  The rules do not permit member brokers to exercise discretion on the proposals to approve the amendment to the 2006 Equity Incentive Plan for Non-Employee Directors, the amendments to the 2005 Stock Incentive Plan or the stockholder proposal.  If the broker, bank or other nominee is not permitted to exercise discretion, the uninstructed shares will be referred to as a “broker non-vote.”  For more information regarding the effect of broker non-votes on the outcome of the vote, see below under “How are votes counted?”.

Can I change my vote after submitting my proxy?

Yes.  You may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting, in any of the following ways:

•                  by submitting a later-dated proxy to our Corporate Secretary to the Company’s address listed above, which must be received by us before the time of the Annual Meeting;

•                  by sending a written notice of revocation to our Corporate Secretary to the Company’s address listed above, which must be received by us before the time of the Annual Meeting; or

•                  by voting in person at the Annual Meeting.

What vote is required to approve each item of business included in the notice of Annual Meeting?

The election of the Class II directors shall be determined by the affirmative vote of a plurality of the votes cast at the Annual Meeting.  This means that since stockholders will be electing three directors, the three director nominees receiving the highest number of votes will be elected.  The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve an amendment to the 2006 Equity Incentive Plan for Non-Employee Directors, to approve the amendments to the 2005 Stock Incentive Plan, to ratify the selection of our independent registered public accounting firm and to approve the stockholder proposal.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each director nominee.  You may vote “FOR”, “AGAINST” or “ABSTAIN” on each of the other proposals.  If you properly submit your proxy, but withhold authority to vote for one or more director nominees or abstain from voting on one or more of the other proposals, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum and for the purpose of calculating the vote on the particular matter(s) with respect to which you abstained from voting or withheld authority to vote.  If you do not submit your proxy or voting instructions and also do not vote at the Annual Meeting, your shares will not be counted as present at the Annual Meeting for the purpose of determining a quorum unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so.  For more information regarding discretionary voting, see the information above under “What if I do not specify how I want my shares voted but sign the proxy card?”.

If you withhold authority to vote for one or more of the director nominees or you do not vote your shares on this matter, this will have no effect on the outcome of the vote.  With respect to the proposals to approve an amendment to the 2006 Equity Incentive Plan for Non-Employee Directors, to approve amendments to the 2005 Stock Incentive Plan, to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm and to approve the stockholder proposal, if you abstain from voting this will have the same effect as a vote against the proposal, but if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not vote your shares), this will have no effect on the outcome of the vote.

Will my vote be kept confidential?

We have procedures to ensure that, regardless of whether you vote by mail or in person, the voting tabulations are performed by an independent third party.

How can I attend the Annual Meeting?

All of our stockholders are invited to attend the Annual Meeting.  You may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the Annual Meeting.  If you hold your shares in street name, you also may be asked to present proof of ownership to be admitted to the Annual Meeting.  A brokerage statement or letter from your broker, bank, trust or other nominee are examples of proof of ownership.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders.  We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate.  We are soliciting proxies primarily by mail.  In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile or personally.  These individuals will receive no additional compensation for these services other than their regular salaries.

Can I receive future proxy statements and annual reports electronically instead of receiving paper copies through the mail?

If your shares are held in street name, please contact your broker, bank, trust or other nominee and ask about the availability of electronic delivery.

ITEM 1 – ELECTION OF DIRECTORS

The number of directors currently serving on our Board is eight.  Our Board is divided into three classes.  The members of each class are elected to serve a three-year term, with the term of office for each class ending in consecutive years.

At this year’s Annual Meeting, the terms of our Class II directors will expire.  Our current Class II directors are Lorna E. Nagler, Larry C. Barenbaum, Martin L. Bassett and Donald D. Beeler.

On the recommendation of the Governance and Nominating Committee, the Board has nominated Ms. Nagler, Mr. Barenbaum and Mr. Bassett as Class II director nominees to serve until the 2011 Annual Meeting of Stockholders.  Each has indicated a willingness to serve.  Mr. Beeler, due to his age, is not eligible for re-nomination as a director and his term will end on July 30, 2008.  Mr. Barenbaum was re-elected as a Class II director at the Company’s Annual Stockholder Meeting in 2005.  Ms. Nagler was elected to the Board in August 2007 and Mr. Bassett was elected to the Board in May 2008.  The election of each nominee requires the affirmative vote of a plurality of the votes cast at the Annual Meeting in person or by proxy.  Proxies may not be voted for more than three directors.  If for any reason any nominee becomes unable to serve before the Annual Meeting occurs, the persons named as proxies may vote your shares for a substitute nominee as recommended by our Board of Directors.

The other directors will continue in office for their existing terms.  James J. Fuld and Mark A. Cohn serve as Class III directors with terms expiring in 2009.  Anne L. Jones and Robert Ezrilov serve as Class I directors with terms expiring in 2010.

Board Recommendation

The Board recommends a vote FOR the election of Ms. Nagler, Mr. Barenbaum and Mr. Bassett.  Proxies will be voted FOR the election of the three nominees, unless otherwise specified.

Below is biographical information for each of the nominees for election as a director and for the directors whose terms of office will continue after the Annual Meeting.

Class II Directors – Nominees for Terms Ending in 2011

Lorna E. Nagler, 51, has served as President and Chief Executive Officer since August 2007.  From 2004 to 2007, Ms. Nagler was President of Lane Bryant, a division of Charming Shoppes, Inc., a women’s apparel company.

She was President of Catherines’ Stores, also a division of Charming Shoppes, Inc., from 2002 to 2004.  From 1996 to 2002, Ms. Nagler held various retail management positions with Kmart Corporation, a general merchandise company, including Senior Vice President, General Merchandise Manager – Apparel and Jewelry from 2000 to 2002 and Divisional Vice President, General Merchandise Manager – Kids and Menswear from 1998 to 2000.  From 1994 to 1996, Ms. Nagler was a Vice President, Divisional Merchandise Manager for Kids R Us.  Ms. Nagler also has previous retail experience with Montgomery Ward and Main Street Department Stores.

Larry C. Barenbaum, 60, was named Chairman of our Board in December 2005.  He has served as one of our directors since March 1992.  Since November 1991, Mr. Barenbaum has engaged in investment activities and has provided consulting services to various companies in the specialty retail and services industries.  From 1986 to November 1991, Mr. Barenbaum was Chairman and Chief Executive Officer of Lawrence Jewelry Company, a fashion, wholesale jewelry distribution company he founded in 1970.  Mr. Barenbaum also serves on the Board of Lakes Entertainment, Inc.

Martin L. Bassett, 47, has served as one of our directors since May 2008.  Since February 2001, Mr. Bassett has been President and Chief Executive Officer of Walman Optical, an ophthalmic company.  Prior to that, Mr. Bassett served Walman Optical in the areas of finance and operations.  He is a director of The Walman Optical Company, Hydrogel Vision Corporation and The Vision Council of America.  Mr. Bassett is also a member of the Young President’s Association and the Minnesota Society of CPA’s.

Class III Directors – Terms Ending in 2009

James J. Fuld, Jr, 60, has served as one of our directors since 1986.  From November 1986 to December 1990, he served as our Secretary.  Since December 1979, Mr. Fuld has been the Chairman, President and sole stockholder of James J. Fuld, Jr. Corp., a private financial and management consulting firm which focuses on retail and consumer product companies.  Mr. Fuld served for approximately one year as the non-employee Chairman of the Board of J. Silver Clothing, Inc., a retailer, which filed a voluntary petition of relief under Chapter 11 of the U.S. Bankruptcy Code on February 25, 2005 and which was subsequently converted into a liquidation proceeding under Chapter 7 of the U.S. Bankruptcy Code.  Mr. Fuld also serves on the Executive Board of the University of Pennsylvania Fund.

Mark A. Cohn, 51, was elected to our Board in October 2006.  Mr. Cohn is currently the Chairman and Chief Executive Officer of Third Season, LLC (“Third Season”), a company he founded in 2003.  Third Season serves as a holding company, or incubator, of a number of small micro consumer marketing companies including Second Act, LLC, an online retailer of consumer electronics.  Mr. Cohn was a founder of Damark International Inc., a consumer catalog company.  He served as Damark’s Chief Executive Officer from the company’s inception in 1986 until February 2001.  Mr. Cohn served as Chairman, President and Chief Executive Officer of Intelefilm Corporation from October 2001 to August 2002.

Class I Directors – Terms Ending in 2010

Anne L. Jones, 62, has served as one of our directors since January 2000.  From 1979 to the present, Ms. Jones has served as Chief Executive Officer of Jones Consulting Group, Inc., an organizational development consulting firm.  In 2000, Ms. Jones partnered to form BancPlan LLC and developed an internet-based strategic assessment tool assisting community banks in the strategic planning process.  Ms. Jones served as President of BancPlan LLC from 2000 to 2005.  Prior to that, Ms. Jones served in various sales and product development capacities with IBM from 1968 to 1979.  Ms. Jones also serves on the Board of Ebenezer Society, Minneapolis, Minnesota and the Jones Family Foundation, Red Wing, Minnesota.

Robert Ezrilov, 63, has served as one of our directors since August 2001.  From May 2002 to the present, Mr. Ezrilov has served in various capacities, most recently as Chief Executive Officer of Cogel Management Co., an investment management company.  From April 2001 to May 2002, Mr. Ezrilov served as an independent consultant.  From July 1997 to April 2001, Mr. Ezrilov served as President of Metacom, Inc., a company that sold prerecorded music on interactive displays.  Mr. Ezrilov was self-employed as a business consultant from April 1995 to July 1997.  Prior to April 1995, he was a partner with Arthur Andersen LLP, which he joined in 1966.  Mr. Ezrilov also serves on the Board of C. H. Robinson Worldwide, Inc. and serves as an advisory director to Holiday Companies.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

The Board conducts its business through meetings and written consents of the Board and the following standing committees:  Audit, Compensation, and Governance and Nominating.  Each of the standing committees has adopted and operates under a written charter, all of which are available on our website at www.christopherandbanks.com – select the “Investor Relations” link and then the “Corporate Governance” link.  Other corporate governance documents available on our website include our Corporate Governance Guidelines, Code of Conduct and Corporate Policy on Fair Disclosure to Investors.  All of these documents also are available in print to any stockholder who requests them from our Corporate Secretary.

Code of Conduct

We have adopted a Code of Conduct applicable to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer, controller and other employees performing similar functions.  The Code is available on our website at www.christopherandbanks.com – select the “Investor Relations” link and then the “Corporate Governance” link.

Director Independence

Our Corporate Governance Guidelines provide that a majority of the directors of the Company shall meet the independence requirements of the New York Stock Exchange.  Under the New York Stock Exchange rules, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with us (directly, or as a partner, stockholder or officer of an organization that has a relationship with us).

The Board has affirmatively determined, in accordance with the standards set forth in the Corporate Governance Guidelines, that none of our non-employee directors (including the non-employee directors being nominated for election at the Annual Meeting) has a material relationship with us and that each non-employee director (including Larry C. Barenbaum, Martin L. Bassett, Donald D. Beeler, Mark A. Cohn, Robert Ezrilov, James J. Fuld, Jr. and Anne L. Jones) is independent.

Our other director, Ms. Nagler, cannot be considered an independent director because of her employment as our President and Chief Executive Officer.

Meetings of the Independent Directors

At both the Board and committee levels, our non-employee directors meet regularly in executive sessions in which Ms. Nagler and other members of management do not participate.  Mr. Barenbaum, our non-executive Chairman, serves as the presiding director of executive sessions of the Board, and the Chair of each committee serves as the presiding director at executive sessions of that committee.  In fiscal 2008, our non-employee directors met in executive sessions of the Board without management on seven occasions.

Stock Ownership Guidelines

The Board has established stock ownership guidelines for non-employee directors.  Each director is expected to achieve and maintain stock ownership of 10,000 shares by the fourth anniversary of the date he or she joined our Board.  As of May 23, 2008, all of the directors who have served four or more years on the Board met this stock ownership guideline.

Term/Age Limits

The Board does not believe it is advisable to establish arbitrary term limits on directors’ services.  The Board has a mandatory retirement age under which the director must complete his or her term before age 73.  For this reason, Mr. Beeler is not standing for re-election.  As part of its responsibilities, the Governance and Nominating Committee evaluates each incumbent director’s qualifications, performance and ability to continue to contribute productively before recommending the nomination of that director for an additional term.

Limitation on Board Service

Our Corporate Governance Guidelines provide that no member of the Board shall simultaneously serve on the boards of directors of more than three public companies in addition to ours.  A director shall notify the Chairman of the Board prior to becoming a director of another public company, in order to avoid potential conflicts of interest and to address whether the aggregate number of directorships held by such director would interfere with his or her ability to carry out his or her responsibilities as one of our directors.  In the event that the Board determines that the additional directorship constitutes a conflict of interest or interferes with such director’s ability to carry out his or her responsibilities as one of our directors, such director, upon the request of the Board, shall either offer his or her resignation or not accept the other directorship.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

All of the Company’s directors, and in particular the director nominees, are encouraged to attend the Annual Meeting.  Seven of the eight then current directors attended the 2007 Annual Meeting of Stockholders.

The Board of Directors held nine meetings during fiscal 2008.  Each director holding office during the year attended at least 75 percent of the aggregate of the meetings of the Board of Directors (held during the period for which he or she had been a director) and the meetings of the committees on which he or she served (held during the period for which he or she served).

Our Board has three committees:  Audit, Compensation, and Governance and Nominating.  As of June 3, 2008, the members and Chairs of those committees were:

Independent Directors	Audit	Compensation	Governance & Nominating
Larry C. Barenbaum	X	X	X
Martin L. Bassett	X	X
Donald D. Beeler	X		X
Mark A. Cohn		X
Robert Ezrilov	Chair		X
James J. Fuld, Jr.			Chair
Anne L. Jones		Chair

The Audit Committee

All Audit Committee members are “independent” under applicable New York Stock Exchange listing standards and Securities and Exchange Commission rules and regulations.  Our Board of Directors has determined that one member of the Audit Committee, Mr. Ezrilov, meets the definition of an “audit committee financial expert” as established by the Securities and Exchange Commission.  The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the financial reports of the Company.  The Audit Committee has the sole authority to appoint, review and discharge our independent accountants, and has established procedures for the receipt, retention, response to and treatment of complaints regarding accounting, internal controls or audit matters.  In addition, the Audit Committee is responsible for:

•                  reviewing the scope, results, timing and costs of the audit with the Company’s independent accountants and reviewing the results of the annual audit examination and any accompanying management letters;

•                  assessing the independence of the outside accountants on an annual basis, including receipt and review of a written report from the independent accountants regarding their independence consistent with the Independence Standards Board Standards;

•                  reviewing and approving in advance the services provided by the independent accountants;

•                  overseeing the internal audit function; and

•                  reviewing the Company’s significant accounting policies, financial results and earnings releases, and the adequacy of our internal controls and procedures.

The Audit Committee held seven meetings during fiscal 2008.  The Audit Committee has engaged PricewaterhouseCoopers LLC as our independent accountants for fiscal year 2009 and is recommending that the Company’s stockholders ratify this appointment at the Annual Meeting.  The report of the Audit Committee is found on page 44 of this proxy statement.

The Compensation Committee

All Compensation Committee members are “independent” under applicable New York Stock Exchange listing standards.  The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to executive compensation, employee compensation and benefits programs and plans, and leadership development and succession planning.  In addition, the Compensation Committee is responsible for:

•                  reviewing corporate performance and the performance of our Chief Executive Officer;

•                  determining the compensation and benefits for our Chief Executive Officer and other executive officers;

•                  establishing our compensation policies and practices;

•                  administering our incentive compensation and stock plans, other than the 2006 Equity Incentive Plan for Non-Employee Directors (which is administered by the Governance and Nominating Committee); and

•                  evaluating our benefit plans.

The Compensation Committee has delegated authority to our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer to allocate equity awards to employees other than our executive officers in connection with recruiting, retention and significant promotions.  This delegation permits the executive officers to determine the recipient of the award, as well as the type and amount of the award, subject to a limitation of 10,000 stock option grants and 4,000 shares of restricted stock during any consecutive 12 month period to any one individual and an overall aggregate limit of 150,000 shares.

The Compensation Committee reviews and discusses with management the disclosures regarding executive compensation to be included in our annual proxy statement, and recommends to the Board inclusion of the Compensation Discussion and Analysis in our annual proxy statement.  The responsibilities of the Compensation Committee are more fully described in the Committee’s charter.  For more information regarding the Compensation Committee’s process in setting compensation, please see “Compensation Discussion and Analysis” below.

The Compensation Committee held ten meetings during fiscal 2008.  See “Compensation Discussion and Analysis” for a discussion of the role played by our Chief Executive Officer in compensation decisions.  The Compensation Committee report on executive compensation is found on page 25 of this proxy statement.

The Governance and Nominating Committee

All members of the Governance and Nominating Committee are “independent” under applicable New York Stock Exchange listing standards.  The Governance and Nominating Committee serves in an advisory capacity to the Board of Directors on matters of organization and the conduct of Board activities.  The Governance and Nominating Committee is responsible for:

•                  identifying and recommending candidates for service on the Board of Directors;

•                  adopting and revising our Corporate Governance Guidelines;

•                  leading the Board of Directors in its annual review of the performance of the Board and the Board’s committees;

•                  recommending members and the Chair for Board committees;

•                  periodically reviewing and making recommendations to the Board as to the size and composition of the Board, criteria for director nominees and directors cash and equity compensation; and

•                  periodically reviewing our Code of Conduct with our General Counsel to recommend any appropriate changes to the Board.

The Governance and Nominating Committee will consider Board of Director nominees recommended by stockholders that are submitted in accordance with the process described below under the caption “Procedures for Recommending, Nominating and Selecting Director Candidates”.

The Governance and Nominating Committee held five meetings during fiscal 2008.

Procedures for Contacting the Board

The Board has established a process for stockholders and other interested parties to send written communications to the Board, a particular committee or to individual directors, as applicable.  Such communications should be sent by U.S. mail addressed to:

Christopher & Banks Board of Directors
c/o Christopher & Banks Corporation
Attention:  Corporate Secretary
2400 Xenium Lane North
Plymouth, MN  55441

The Board has instructed the Corporate Secretary to promptly forward all communications so received to the full Board or the individual Board members specifically addressed in the communication.  Comments or questions regarding our accounting, internal controls or auditing matters will be referred to the Audit Committee.  Comments or questions regarding our compensation and benefit programs will be referred to the Compensation Committee.  Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Governance and Nominating Committee.

Depending on the subject matter, the Company’s Corporate Secretary will:

•                  forward the communication to the director or directors to whom it is addressed;

•                  attempt to handle the inquiry directly, for example, where it is a request for information about our Company or if it is a stock-related matter; or

•                  not forward the communication if it is primarily commercial in nature or if it relates to a topic that is not relevant to the Board or a particular committee or is otherwise improper.

Procedures for Recommending, Nominating and Selecting Director Candidates

The Governance and Nominating Committee will consider director candidates recommended by stockholders.  A stockholder who wishes to recommend a director candidate for nomination by the Board at the Annual Meeting of Stockholders or for vacancies of the Board that arise between Annual Meetings must timely provide the Governance and Nominating Committee with sufficient written documentation to permit a determination by the Board whether such candidate meets the required and desired director selection criteria set forth in our by-laws and our Corporate Governance Guidelines described below.  Such documentation and the name of the director candidate must be sent by U.S. mail to:

Christopher & Banks Board of Directors
c/o Christopher & Banks Corporation
Attention:  Corporate Secretary
2400 Xenium Lane North
Plymouth, MN  55441

Under our by-laws, only persons nominated in accordance with the procedures set forth in the by-laws will be eligible to serve as directors.  In order to nominate a candidate for service as a director, you must be a stockholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the Annual Meeting at which your nominee will be considered.  In accordance with our by-laws, director nominations generally must be made pursuant to notice delivered to or mailed and received at our principal executive offices at the address above, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s Annual Meeting of Stockholders; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 30 days from such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of the Annual Meeting is first made.  Your notice must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or as otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).  The notice must contain (1) the name and address of the stockholder giving notice, (2) the name and address of the person nominated and (3) the class and number of shares owned by each of the stockholder and the proposed nominee.

Our Corporate Governance Guidelines require the Governance and Nominating Committee to consider several factors when evaluating the appropriate characteristics of candidates for service as a director.  The Governance and Nominating Committee initially evaluates a prospective nominee based on his or her resume and other background information that has been provided to the Governance and Nominating Committee.  At a minimum, director candidates must demonstrate high standards of ethics, integrity, independence, sound judgment, strength of character and meaningful experience and skills in business or other appropriate endeavors.  In addition to these minimum qualifications, the Governance and Nominating Committee considers other factors it deems appropriate based on the current needs and desires of the Board, including specific business and financial expertise currently desired on the Board, experience as a director of a public company, location, age, gender and ethnic diversity.  A member of the Governance and Nominating Committee will contact for further review those candidates who the Governance and Nominating Committee believes are qualified, who may fulfill a specific Board need and who would otherwise best make a contribution to the Board.  The Governance and Nominating Committee is responsible for conducting, subject to applicable law, any inquiries into the background and qualifications of the candidate.  Based on the information the Governance and Nominating Committee learns during this process, it determines which nominee(s) to recommend to the Board to submit for election.  The Governance and Nominating Committee uses the same process for evaluating all director candidates, regardless of the source of the recommendation.

The Governance and Nominating Committee is authorized to use, as it deems appropriate or necessary, an outside consultant to identify and screen potential director candidates.  The Governance and Nominating Committee will reassess the qualifications of a current director, including the director’s attendance and contributions at Board and committee meetings, prior to recommending a director for reelection.

Compensation Program for Non-Employee Directors

For fiscal 2007 and prior years, our Compensation Committee had reviewed director compensation and made recommendations to our Board regarding the amount and form of director compensation.  Beginning in fiscal 2008, our Governance and Nominating Committee became responsible for reviewing director compensation and making recommendations to the Board.  The recommendations of the Governance and Nominating Committee for fiscal 2008 were based on industry comparisons of director compensation and past practices.  Based on committee recommendations, our Board determines the compensation of our directors on an annual basis.  Directors who are our employees do not receive compensation for their services as directors.  No outside consultants were used in setting director compensation for fiscal 2008.

From March 4, 2007 through July 31, 2007, non-employee directors received an annual cash retainer of $36,000 for service on our Board.  In addition, such directors received $1,000 for each Board meeting attended, with a maximum of $4,000 per year.  Committee members received $500 per quarter for each committee on which they served.  The Chair of the Audit Committee received $2,000 per quarter, or $8,000 per year.  The Chair of each other standing committee received $1,000 per quarter, or $4,000 per year.

During fiscal 2008, the compensation for non-employee directors was modified.  Effective as of August 1, 2007, non-employee directors received an annual cash retainer of $48,000 for service on our Board.  Larry Barenbaum’s additional annual compensation as Chairman of the Board was $60,000.  In recognition of his substantial efforts in connection with the Chief Executive Officer transition during fiscal 2008, Mr. Barenbaum was awarded additional cash compensation of $40,000.  The Chairs of the Audit, Compensation, and Governance and Nominating Committees received an additional annual retainer of $9,000, $7,000 and $5,000, respectively.  Other members of the Audit Committee received an additional annual retainer of $4,500.  Other members of the Compensation Committee received an additional annual retainer of $3,500, and the other members of the Governance and Nominating Committee received an additional annual retainer of $2,500.

In addition to the cash retainer, we also grant equity awards to our non-employee directors in order to further align their interests with those of our stockholders.  On August 1, 2007, we granted each director (excluding Martin Bassett, who did not join the Board until May 20, 2008, as well as Robert Mang, whose Board service ended on August 1, 2007) an option to purchase 12,000 shares of our common stock with an exercise price of $14.63 per share and awarded 3,500 shares of restricted stock to each director.  On May 20, 2008, we granted Martin Bassett an option to purchase 2,000 shares of common stock with an exercise price of $10.20 per share and awarded Mr. Bassett 583 shares of restricted stock.  The options become exercisable six months from the date of grant.  The restricted shares are restricted from sale for six months from the date of grant.

The 2006 Equity Incentive Plan for Non-Employee Directors (the “2006 Directors Plan”) permits stock options, restricted stock awards, restricted stock unit awards, performance share awards, performance unit awards and stock appreciation rights.  The 2006 Directors Plan is administered by the Governance and Nominating Committee.  The Governance and Nominating Committee has broad powers to:  (i) establish rules for the administration of the 2006 Directors Plan; (ii) select the participants in the 2006 Directors Plan; (iii) determine the types of awards to be granted and the number of shares covered by such awards; and (iv) set the terms and conditions of such awards.

Non-Employee Director Compensation for Fiscal 2008

The following table sets forth the cash and non-cash compensation awarded to or earned by each of our non-employee directors for fiscal 2008.

	Fees Earned		Stock	Option	All Other
	or Paid in		Awards ($)	Awards ($)	Compensation
Name	Cash ($) (1)		(2) (3) (4)	(5) (6) (7)	($) (8)	Total ($)

Larry C. Barenbaum	154,125	(9)	66,093	52,990	420	273,628

Donald D. Beeler	50,417		51,205	52,990	420	155,032

Mark A. Cohn	47,542		62,778	71,055	420	181,795

Robert Ezrilov	55,542		51,205	52,990	420	160,157

James J. Fuld, Jr.	49,250		51,205	52,990	420	153,865

Anne L. Jones	50,417		51,205	52,990	420	155,032

Robert B. Mang (10)	17,500		—	—	—	17,500

(1)	The amounts consist of cash fees paid to the non-employee directors as described in the “Compensation Program for Non-Employee Directors” above.

(2)

The amounts listed are equal to the compensation cost recognized during fiscal 2008 for financial statement purposes in accordance with Statement of Financial Accounting Standards No. 123R (“FAS 123R”). Additional information related to the calculation of the compensation costs, including the assumptions made, is set forth in Note 2 of the Notes to Consolidated Financial Statements of our 2008 Annual Report on Form 10-K. Dividends are paid on shares of restricted stock at the same rate as paid on our common stock.

(3)

The grant date fair value computed in accordance with FAS 123R for the shares of restricted stock granted to each non-employee director other than Mr. Mang during fiscal 2008 was $51,205. Additional information related to the calculation of the grant date fair value is set forth in Note 2 of the Notes to Consolidated Financial Statements of our 2008 Annual Report on Form 10-K.

(4)	None of our non-employee directors held any shares of restricted stock on March 1, 2008.

(5)

The amounts listed are equal to the compensation cost recognized during fiscal 2008 for financial statement purposes in accordance with FAS 123R. A discussion of the assumptions used in calculating the compensation cost is set forth in Note 2 of the Notes to Consolidated Financial Statements of our 2008 Annual Report on Form 10-K.

(6)

The grant date fair value computed in accordance with FAS 123R for the options granted to each non-employee director during fiscal 2008 was $52,990. Additional information related to the calculation of the grant date fair value is set forth in Note 2 of the Notes to Consolidated Financial Statements of our 2008 Annual Report on Form 10-K.

(7)

The number of stock options held by the non-employee directors on March 1, 2008 was as follows: Mr. Barenbaum (60,000), Mr. Beeler (68,000), Mr. Cohn (22,000), Mr. Ezrilov (78,000), Mr. Fuld (78,000), Ms. Jones (78,000) and Mr. Mang (0).

(8)	Dividends of $0.06 per share were paid on the restricted stock held by each non-employee director on October 10, 2007 and January 9, 2008.

(9)

In recognition of his substantial efforts in connection with the Chief Executive Officer transition during fiscal 2008, Mr. Barenbaum was awarded $40,000 for his services as non-executive Chairman, in addition to his $60,000 annual retainer as non-executive Chairman.

(10)	Mr. Mang’s service on our Board of Directors ended on August 1, 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (“CD&A”) describes the major elements of our compensation program for the executive officers named in the Summary Compensation Table in this proxy statement (the “Named Executive Officers”).  This CD&A also discusses the objectives, philosophy, process and decisions underlying the compensation of the Named Executive Officers.  The CD&A should be read together with the executive compensation tables and related footnotes found later in this proxy statement.

The Compensation Committee of our Board of Directors is composed entirely of independent directors, as determined under the New York Stock Exchange rules and Section 162(m) of the Internal Revenue Code.  The Compensation Committee oversees our compensation and benefits policies, reviews and recommends to our Board of Directors the compensation for our Chief Executive Officer and oversees and sets the compensation for the other Named Executive Officers.  Beginning in fiscal 2009, the Compensation Committee will also determine the compensation for our Chief Executive Officer.

The principal elements of our executive compensation program for fiscal 2008 were:

•                  base salary;

•                  annual incentives;

•                  long-term incentives;

•                  other personal benefits and perquisites; and

•                  severance arrangements.

Compensation Program Objectives and Reward Philosophy

As a retail company, we operate in a highly competitive and challenging industry, with considerable mobility of, and opportunity for, experienced senior executives.  Attracting, retaining and motivating talented executives who will drive our marketplace success and industry leadership is a critical component of our ongoing financial performance.  In light of the competitive environment, our Compensation Committee believes that our compensation program should be designed with a dual purpose:  (1) provide a level of total compensation required to attract and retain talented and experienced key executives; and (2) provide rewards to motivate individual performance in a manner designed to promote Company success.  The Compensation Committee is guided by the following key objectives and reward philosophies in the design and implementation of our executive compensation program:

•                  Competitive Pay.  Our compensation program is designed to provide a total compensation package comprised of base salary and performance-based annual and long-term incentives that approximates at least the median level of compensation packages and practices of our peer group companies, as well as of retail companies in general.

•                  Pay for Performance.  Our compensation program is intended to motivate our executive officers, including the Named Executive Officers, to drive our business and financial results and is designed to reward both short-term performance as well as sustainable performance over a longer period of time.  A considerable portion of each executive’s compensation is conditioned upon the achievement of our pre-established financial objectives.

•                  Alignment with Stockholders.  By providing to our executive officers stock incentives that constitute a considerable part of their total compensation, our executive officers’ interests should be aligned with the interests of our stockholders.  Our compensation program should motivate and reward our executive officers to drive performance which leads to the enhancement of long-term stockholder value.

Currently, a portion of our executive officers’ annual compensation is conditioned upon the achievement of certain performance objectives.  It is our Compensation Committee’s intention to increase over the next several years the percentage of our executive officers’ long-term compensation that is contingent upon meeting our long-term financial performance objectives.

Process and Market Considerations

Process

In making its compensation decisions, the Compensation Committee takes into account the recommendations of the Chief Executive Officer as to compensation, including bonuses, stock option and restricted stock awards to be made to the other Named Executive Officers.  Other than giving such recommendations, our Chief Executive Officer does not participate in the Compensation Committee’s decisions regarding executive compensation.  All such decisions are made by the Compensation Committee.  Our Compensation Committee periodically engages outside compensation consultants to assist with compensation-related matters when deemed appropriate.  In connection with setting executive officer compensation for fiscal 2008, the Compensation Committee consulted the market data described under “Competitive Market Assessment” below.  The Compensation Committee regularly reports to the Board regarding its actions, decisions and recommendations.

In making decisions with respect to each element of executive compensation, our Compensation Committee takes into consideration the impact of the total value of these elements for each executive and all executives as a group.  In fiscal 2007, the Compensation Committee instituted a policy of conducting a review of tally sheets that set forth our total compensation obligations to our executives under various scenarios, including voluntary termination, retirement, involuntary termination and involuntary termination due to a change in control.  In conjunction with making the annual executive compensation awards, the Compensation Committee also reviews tally sheets setting forth each executive officer’s total compensation, including the executive officer’s realized compensation from the prior year, if applicable, the targeted and projected compensation for the current year, and targeted compensation for the coming year.  The Compensation Committee reviews the tally sheets in connection with its analysis of the competitiveness of the executives’ compensation.

Our Compensation Committee also reviews for each of the Named Executive Officers a summary report reflecting the total amount of the executive’s annual compensation, which includes perquisites and all other compensation.  The total amount of annual compensation provided to the Named Executive Officers is provided in the Summary Compensation Table in this proxy statement.

Compensation Committee Authority to approve Chief Executive Officer’s Compensation

Prior to February 2008, the Compensation Committee made recommendations to the full Board regarding compensation to be paid to our Chief Executive Officer, and such compensation was approved by the Board of Directors.  In February 2008, the Board of Directors amended the Compensation Committee charter to provide that the Compensation Committee has the authority to approve the compensation paid to our Chief Executive Officer.

Competitive Market Assessment

In fiscal 2008, the Compensation Committee engaged Towers Perrin, an independent compensation consultant, to review and analyze our overall compensation program and to conduct a competitive market assessment for executives and select management positions.  In evaluating the competitiveness of our compensation programs, Towers Perrin reviewed, and provided to the Compensation Committee, market data from the following sources:

•                  Proxy Analysis of Peer Companies.  The Compensation Committee considered the compensation practices of a peer group of 21 companies from the specialty retail industry as listed below:

Aeropostale, Inc.	Charming Shoppes Inc.	New York & Company, Inc.
Ann Taylor Stores Corp.	Chico’s FAS, Inc.	Pacific Sunwear of California, Inc.
bebe stores, inc.	Childrens Place Retail Stores	The Talbots, Inc.
The Buckle Inc.	Coldwater Creek, Inc.	Tween Brands Inc.
Cache Inc.	The Dress Barn, Inc.	United Retail Group, Inc.
The Cato Corporation	The Gymboree Corp	Urban Outfitters, Inc.
Charlotte Russe Holding, Inc.	Hot Topic, Inc.	Wet Seal, Inc.

•                  External Surveys.  In analyzing the competitiveness of our compensation program, Towers Perrin reviewed the following three external surveys covering both general and retail industries:  (1) Towers Perrin Executive Compensation Database, (2) Watson Wyatt Report on Compensation and (3) William Mercer Compensation Surveys.

Towers Perrin also conducted a specific review of our annual and long-term incentive programs and assisted the Compensation Committee in developing revised programs for fiscal 2009.  See “Executive Compensation Changes for Fiscal 2009” below.

Our Fiscal 2008 Executive Compensation Program

Change in President and Chief Executive Officer

Summary of Employment Agreement with Lorna E. Nagler.  Lorna E. Nagler was elected President and Chief Executive Officer effective August 31, 2007.  We entered into an employment agreement with Ms. Nagler dated August 30, 2007, and amended the agreement effective April 30, 2008.  Pursuant to the agreement, we agreed to pay Ms. Nagler an annual base salary of $800,000 for fiscal 2008 (on a pro-rated basis) and $850,000 for each of fiscal 2009 and 2010.  Thereafter Ms. Nagler’s base salary will be reviewed and adjusted by the Compensation Committee; provided, however, that Ms. Nagler’s base salary cannot be reduced below $850,000 or Ms. Nagler’s base salary for fiscal year 2010, whichever is higher.  We also agreed to pay Ms. Nagler a guaranteed bonus of $250,000 for fiscal 2008.  The employment agreement provides that Ms. Nagler is eligible to earn an annual bonus each fiscal year, commencing in fiscal 2009, of up to 100 percent of her then-current base salary in accordance with our senior executive incentive plan as in effect from time-to-time.  Pursuant to the agreement, Ms. Nagler also received:  (1) stock options to purchase 98,700 shares of our common stock, effective August 31, 2007, (2) stock options to purchase 1,300 shares of our common stock, effective April 14, 2008, (3) 40,000 shares of restricted stock with performance-based vesting and (4) the right to receive 40,000 additional shares of performance-based restricted stock in 2008, 2009, 2010 and 2011.  Additional information regarding the equity awards made to Ms. Nagler in fiscal 2008 is provided in the Grants of Plan-Based Awards table in this proxy statement.

Pursuant to Ms. Nagler’s employment agreement, we agreed to pay Ms. Nagler a car allowance of $1,250 per month.  We also agreed to reimburse Ms. Nagler for all reasonable and documented business expenses in accordance with our expense reimbursement policy, including, without limitation, Ms. Nagler’s travel-related expenses for her travel from Ohio to Plymouth, Minnesota prior to her establishing a personal residence in the Minneapolis-St. Paul area.  In addition, we agreed to provide Ms. Nagler life insurance coverage with a death benefit in the amount of $2,500,000 and to provide long-term care insurance for Ms. Nagler.  We are also obligated under the agreement to pay certain expenses and compensation to Ms. Nagler in connection with her move from Ohio to the Minneapolis-St. Paul area.  More specific information regarding this compensation is provided in footnote 3 to the Summary Compensation Table in this proxy statement.

The termination and severance provisions in Ms. Nagler’s employment agreement are described below under “Employment and Severance Arrangements with the Named Executive Officers.”

Analysis of Ms. Nagler’s Employment Agreement.  The Compensation Committee set Ms. Nagler’s compensation at a level intended to retain her service in a competitive market for talent.  The Compensation Committee established the compensation terms of Ms. Nagler’s employment agreement based on review of the compensation arrangement with our departing Chief Executive Officer, the compensation Ms. Nagler received in her prior position and the market data compiled by Towers Perrin with respect to compensation paid to chief executive officers by our peer companies listed above and other retailers.

Summary of Separation Agreement with Matthew P. Dillon.  Matthew P. Dillon resigned as our President and Chief Executive Officer effective as of August 30, 2007.  Pursuant to a Separation Agreement and Release Agreement dated August 30, 2007, we agreed to pay to Mr. Dillon his ending base salary ($775,000 annualized) for the period from August 31, 2007 through February 28, 2010.  The agreement further provides that, in the event Mr. Dillon secures other employment, self-employment or a consulting position before February 28, 2010, the separation pay payable to Mr. Dillon as described above will be offset and reduced by any compensation earned by Mr. Dillon.  The agreement also provides that, if Mr. Dillon elects COBRA coverage, we will pay Mr. Dillon’s COBRA premiums for the period from September 1, 2007 through February 28, 2009.

Analysis of Mr. Dillon’s Separation Agreement.  The Compensation Committee established the terms of Mr. Dillon’s separation agreement based on the termination provisions in Mr. Dillon’s existing employment agreement with us.  No additional severance compensation was paid to Mr. Dillon other than what was provided under his employment agreement.

Total Fiscal 2008 Compensation

The Compensation Committee does not have a specific policy for allocating between annual and long-term compensation or between cash and equity compensation.  In fiscal 2008, all annual compensation was in the form of cash, and all long-term compensation was in the form of equity.  For Ms. Nagler, 40.6 percent of her fiscal 2008 compensation was in the form of annual cash compensation and 59.4 percent was in the form of long-term equity compensation.  For Ms. Connell, 66 percent of her fiscal 2008 compensation was in the form of annual cash compensation and 34 percent was in the form of long-term equity compensation.  For the other Named Executive Officers, 63.9 percent of fiscal 2008 target compensation was in the form of annual cash compensation and 36.1 percent was in the form of long-term equity compensation.

Total potential compensation for each of the Named Executive Officers in fiscal 2008 was between the 50th and 75th percentile of total compensation paid by the companies within the general and retail industry surveys referenced under “Competitive Market Assessment” above but below the median level of total compensation paid by the companies in our peer group.  The Committee’s goal is to provide a total compensation package that approximates at least the median level of our peer group.  The shortfall is due in part to design limitations in the Company’s past incentive programs.  The Committee has addressed certain of these limitations in its design of the fiscal 2009 incentive program and will continue to review total compensation as it compares to that of our peer companies.

Base Salaries

Fiscal 2008 Base Salaries.  We pay a competitive base salary to help us attract and retain talented executives.  The amount of salary paid and the year-over-year increase for each of the Named Executive Officers is set forth in the following table:

	Fiscal 2007 ($) (1)	Fiscal 2008 ($)		Annualized Percent Increase in 2008 (%)

Lorna E. Nagler	—	403,077	(2)	—
Susan C. Connell	—	294,231	(3)	—
Monica L. Dahl	305,769	375,000		22.6%
Andrew K. Moller	315,000	330,000		4.8%
Kim A. Decker	225,000	240,750		7.0%
Matthew P. Dillon	521,154	387,500	(4)	48.7	%(4)

(1)                    Because there were 53 weeks in fiscal 2007 and only 52 weeks in fiscal 2008, for comparison purposes, the amounts in this column reflect each Named Executive Officer’s annual rate of pay for the fiscal year, rather than the amounts actually paid to the Named Executive Officer in the fiscal year.

(2)                    Ms. Nagler was elected President and Chief Executive Officer, effective August 31, 2007.  Ms. Nagler’s base salary on an annualized basis was $800,000 for fiscal 2008.

(3)                    Ms. Connell was elected Executive Vice President, Chief Merchandise Officer, effective July 9, 2007.  Ms. Connell’s base salary on an annualized basis was $450,000 for fiscal 2008.

(4)                    Mr. Dillon’s salary was increased to $775,000 effective January 1, 2007 in conjunction with his appointment as Chief Executive Officer.  Mr. Dillon resigned from his position as Chief Executive Officer on August 30, 2007.

Analysis.  The base salary for Ms. Nagler for fiscal 2008 was set forth in her employment agreement, as described above under “Summary of Employment Agreement with Lorna E. Nagler.”  The base salary for Ms. Connell for fiscal 2008 was set forth in her offer letter and non-compete agreement and was set by the Compensation Committee at a level intended to retain her services in a competitive market for talent.  Ms. Connell’s base salary was also based on market data compiled by Towers Perrin with respect to compensation paid by our peer group companies listed above to employees with similar job responsibilities.  In fiscal 2008, Ms. Dahl received a 22.9% base salary increase based upon her increased level of responsibilities resulting from certain vacant officer positions, an assessment of her performance and the competitiveness of her base salary utilizing peer group information by way of comparison.  In fiscal 2008, Mr. Moller’s annual base salary increased 4.5% to $330,000 per year, as provided in his employment agreement dated May 24, 2007.  In fiscal 2008, Ms. Decker received a 6.6% annual base salary increase based upon an assessment of her individual performance and the competitive market data for her position.  In fiscal 2008, Mr. Dillon’s base salary, on an annualized basis as compared to fiscal 2007, increased 48.7%, due to his promotion to President and Chief Executive Officer.

Annual Cash Incentives

Annual Cash Incentive Plan.  The Compensation Committee adopted, and our stockholders approved, an annual cash incentive plan for our senior executives in 2006.  The primary objective of our 2006 Senior Executive Incentive Plan is to provide annual cash incentives for our executive officers to achieve our strategic goals.  This is consistent with our pay for performance reward philosophy.  Our Compensation Committee annually sets a pre-tax, pre-bonus earnings goal against which actual results for the year will be measured to determine whether bonuses will be paid under the annual incentive plan, and, if so, the amount of such bonuses.  Each of the Named Executive Officers was eligible to participate in our annual incentive plan for fiscal 2008, except for Ms. Nagler, who instead received a guaranteed bonus described under “Guaranteed Bonuses” below, and Mr. Dillon, who was no longer employed with us at the end of fiscal 2008.

Target Amount of Annual Incentive Payout.  The Compensation Committee reviews and approves an annual incentive target payout amount (which is a dollar amount stated as a percentage of base salary) under the annual incentive plan for each Named Executive Officer.  For fiscal 2008, Ms. Connell, Ms. Dahl and Mr. Moller were eligible to earn a bonus of up to 200% of their base salaries.  Ms. Decker was eligible to earn a bonus of up to 100% of her base salary.  While, as stated above, the target payout amount is based on each Named Executive Officer’s annual base salary, the actual amount paid will be based on the salary earned by the Named Executive Officer for the fiscal year and will not be annualized if such Named Executive Officer was not employed for the complete fiscal year.

2008 Annual Incentive Plan Performance Goals and Results.  The performance measures for fiscal 2008 were formulated to reward the achievement of the following objectives:

•                  Improvements in operating income in fiscal 2008 as compared to fiscal 2007;

•                  Provide incentives to achieve growth in same store sales and to expand our store base;

•                  Maintain momentum in the development of merchandise which has significant appeal to our new and existing customers; and

•                  Provide incentives to improve merchandise and operating profit margins.

For fiscal 2008, the Compensation Committee determined that each participant would earn:

•                  25% of his or her base salary if we achieved earnings equal to 95% of the pre-tax, pre-bonus earnings goal;

•                  50% of his or her base salary if we achieved the pre-tax, pre-bonus earnings goal;

•                  100% of his or her base salary if we achieved 112% of the pre-tax, pre-bonus earnings goal; and

•                  for Ms. Connell, Ms. Dahl and Mr. Moller, 200% of his or her base salary if we achieved 127% of the pre-tax, pre-bonus earnings goal.

For fiscal 2008, the threshold performance goal established for the annual incentive plan was pre-tax, pre-bonus earnings of $63,604,432.  Actual pre-tax, pre-bonus earnings for fiscal 2008 were $22,607,886.  Applying the foregoing schedule to the actual results for fiscal 2008, no bonuses were payable under the plan for fiscal 2008.

Guaranteed Bonuses.  Pursuant to her employment agreement, Ms. Nagler was guaranteed a bonus of $250,000 for fiscal 2008 provided she remained employed with us through February 28, 2008.  Ms. Connell received a $52,500 signing bonus and was guaranteed a bonus of $150,000 provided she remained employed with us through the date annual incentives are determined under the 2008 annual incentive plan, which would be on or before May 15, 2008.  In determining to pay these guaranteed bonuses to Ms. Nagler and Ms. Connell, the Compensation Committee recognized that, by the time these executives commenced employment with us, a considerable portion of fiscal 2008 had passed (six months in the case of Ms. Nagler and four months in the case of Ms. Connell) and that their initial efforts at the Company would not likely have an impact on the operational results for fiscal 2008.  The Compensation Committee also viewed the guaranteed bonuses as attractive retention devices.  The Compensation Committee determined the amounts of such guaranteed bonuses based on what it believed was necessary to obtain and retain the executives’ services in a competitive market for talent.

Discretionary Bonus.  The Compensation Committee decided to pay a discretionary bonus to Mr. Moller in the amount of $15,000 to reward him for his significant efforts in fiscal 2008 in connection with the transitions in executive management.  The amount of the discretionary bonus was determined by the Compensation Committee based in part on the market data compiled by Towers Perrin with respect to annual incentive compensation paid by our peer group companies listed above to employees with similar job responsibilities.

Long-Term Equity Incentives

Program Design for Long-Term Equity Incentives.  In general, we review whether to grant long-term equity incentive awards to our executive officers near the end of or shortly following each fiscal year and, to the extent we approve such awards, they are effective as of the first day of our April trading window.  The primary objectives of our equity incentive program are to:

•                  retain key executives in a competitive market for talent;

•                  more closely align executive interests with stockholder interests by directly conditioning a significant portion of the executive’s compensation to his or her performance, as well as our performance; and

•                  generate in our executives a strategic long-term interest in our performance rather than just on short-term financial success.

Historically, stock option awards were our primary form of long-term equity incentive awards.  Since February 2006, we have modified our approach to long-term equity incentives to balance between stock options and restricted stock awards.  This change allows us to provide a mix of long-term equity awards that has an effective incentive and retention impact across a range of business and industry conditions.  This change is also responsive to changes in accounting regulations for equity compensation and developments in competitive market practices.  All equity-based awards to the Named Executive Officers in fiscal 2008 were made under our 2005 Stock Incentive Plan.  The following types of equity compensation awards were used in fiscal 2008:

•                  Non-qualified stock options.  The exercise price of each option granted in fiscal 2008 was equal to the final closing price of our common stock as reported on the New York Stock Exchange on the date of grant.  Stock options granted in fiscal 2008 vest ratably over a three-year period and have a ten-year term.  As the potential value ultimately realized by the option holder upon exercise increases with improvement in our stock price, stock options provide incentive for our executives to drive performance leading to increases in long-term stockholder value.

•                  Restricted stock with time-based vesting.  All shares of time-based restricted stock granted in fiscal 2008 vest at the end of a three-year period following the date of grant, provided the executive officer remains continuously employed with us during that entire period.  These awards are designed primarily to attract and retain senior executives.  Because the value of a time-based restricted stock award increases as the market value of our stock increases, time-based restricted stock also provides an incentive for award recipients to drive performance that leads to improvement in the market value of our common stock.

•                  Restricted stock with performance-based vesting.  Ms. Nagler was the only Named Executive Officer to receive shares of performance-based restricted stock during fiscal 2008.  The shares of performance-based restricted stock awarded to Ms. Nagler vest on May 31, 2008, provided that Ms. Nagler has by such date delivered to us a strategic plan for the Acorn Division together with a schedule for implementation of the plan, and provided further that Ms. Nagler continues to be employed with us on such date.  These shares of restricted stock vest on an “all or nothing” basis, depending on whether the performance objective described above is achieved by May 31, 2008.  The shares of performance-based restricted stock granted in fiscal 2008 are intended to provide an incentive and reward the executive for achievement of our strategic plans.  As noted in the section “Executive Compensation Changes For Fiscal 2009—Changes in Long-Term Incentive Compensation Program,” we have approved new terms for shares of performance-based restricted stock awarded in fiscal 2009.

The Compensation Committee’s practice for determining equity grants to our executive officers is first to determine the value of compensation that should be provided as equity.  Then the Chief Executive Officer, with input from selected senior officers, recommends to the Compensation Committee, for executives other than the Chief Executive Officer, stock options and shares of restricted stock that have an estimated fair market value equal to that target amount on the date of grant, with 50% of the value granted as stock options and 50% of the value granted as restricted stock.  Using a Black-Scholes valuation methodology, the value of one share of restricted stock is approximately three times higher than the value of one stock option.  The vesting for the equity awards is determined by the Committee.

Analysis.  Our Compensation Committee believes that the use of long-term equity incentives as a significant component of total compensation is consistent with our philosophy of aligning the interests of our executive officers with those of our stockholders and our pay for performance philosophy.  The targeted value of equity awards at the time of grant is determined based on consideration of individual performance, level of responsibility, scope and complexity of the position of the executive officers, competitive market data, the costs and potential stockholder dilution of the program, overall business and market conditions, and incentive and retention objectives.

In fiscal 2008, all of the equity awards received by the Named Executive Officers were part of the annual equity awards granted in April, except for Ms. Nagler and Ms. Connell, who each received equity awards in connection with the commencement of their employment.  Ms. Connell was also awarded a stock option in October 2007.  The targeted value of equity compensation grants for the other Named Executive Officers was determined in the Compensation Committee’s discretion based on each executive’s position, duties and responsibilities and based on the Compensation Committee’s historical grant practices.  The specific numbers of stock options, shares of time-based restricted stock and shares of performance-based restricted stock that were granted to each of the Named Executive Officers in fiscal 2008 are set forth in the Grants of Plan-Based Awards table in this proxy statement.

Our Compensation Committee intends to continue to use a mix of stock option and restricted stock grants.  As discussed under “Executive Compensation Changes for Fiscal 2009—Changes in Long-Term Incentive Compensation Program,” in fiscal 2009, the Compensation Committee approved a new form of performance-based restricted stock award and granted a mix of options, time-based restricted stock and performance-based restricted stock to our senior executives.

Timing of Equity Awards.  Our Board has adopted a policy with respect to the granting of options, restricted stock and other awards under our equity incentive plans that specifies that grants to our executive officers may only be made in or become effective within an open trading window under our insider trading policy.  An exception will be made for grants in connection with the hiring of an executive officer.  In such case, the grant may be approved in conjunction with the offer of employment but may not become effective until the first date of employment.

Other Personal Benefits and Perquisites

Primary Benefits.  The Named Executive Officers are eligible to participate in the same employee benefit plans in which all other eligible salaried employees participate.  These plans include medical, dental, life insurance, disability and a qualified retirement savings plan.

Perquisites.  Our Named Executive Officers are primarily compensated with cash and equity and not perquisites.  The Compensation Committee does not view perquisites, which are mainly used to recruit and retain executive talent, to be an important element of the executive compensation program.  All but one of the Named Executive Officers received either a monthly car allowance or the use of a Company car in fiscal 2008.  We paid the premiums on term and whole life insurance and long-term disability policies for some of the Named Executive Officers in fiscal 2008.  During fiscal 2008, we reimbursed three of the Named Executive Officers for moving and relocation expenses, and Ms. Nagler received gross-up payments for such expenses.  Pursuant to the terms of Ms. Nagler’s employment agreement, we agreed to reimburse Ms. Nagler for certain travel expenses, moving expenses, temporary living expenses and mortgage payments paid on her Ohio residence.  These perquisites relate to Ms. Nagler’s relocation to Minnesota and will not be provided to Ms. Nagler on an on-going basis.  Pursuant to the terms of Ms. Connell’s offer letter, we agreed to reimburse Ms. Connell for certain travel expenses, moving expenses, temporary living expenses and realtor fees.  These perquisites relate to Ms. Connell’s relocation to Minnesota and will not be provided to Ms. Connell on an on-going basis.  Detailed information regarding the personal benefits and perquisites paid to the Named Executive Officers in fiscal 2008 is provided in footnote 3 to the Summary Compensation Table in this proxy statement.

Severance Benefits

We believe that our Company should provide reasonable severance benefits to our executive officers to reflect the fact that it may be difficult for these executives to find comparable employment within a short period of time following a potentially unplanned event.  We also believe severance benefits are an important part of our overall compensation philosophy and are needed in order to attract and retain highly qualified key executives and provide competitive total compensation.  The Compensation Committee considers severance benefits to be an important element of a competitive compensation package but does not consider severance benefits to be a significant factor in determining annual total compensation.  We have entered into employment agreements containing severance provisions with each of the Named Executive Officers in the Summary Compensation Table, except for Ms. Connell and Ms. Decker; however, under Ms. Connell’s non-compete agreement, she may be entitled to a payment following an involuntary termination that is not for “cause”.  See “Employment and Severance Agreements with the Named Executive Officers” in this proxy statement.

The severance provisions provide certain benefits upon termination of employment depending on the circumstances of termination, excluding termination for cause (as defined in the severance agreement) and including a change of control.  The Compensation Committee believes that providing change of control benefits to the executive officers helps the executives focus their efforts on performing their day-to-day duties by providing the executives with assurances that they will continue to receive compensation in the event of a change of control transaction.  Further, it is the Compensation Committee’s belief that providing change of control benefits should eliminate or reduce the reluctance of executive management to pursue potential change of control transactions that may be in the best interests of our stockholders.  The severance arrangements with our executive officers contain a “double trigger” for change of control benefits, which means that there must be both a change of control and a termination of employment for the provisions to apply.  The Compensation Committee believes that a “double trigger” design is more appropriate for severance benefits than the “single trigger” design as it prevents payments in the event of a change in control where the executive continues to be employed without an adverse effect on compensation, role and responsibility or job location.  For details regarding the terms of the severance provisions in the employment agreements and the amounts each executive officer would have received under the applicable agreement based on a hypothetical termination date of February 29, 2008, see “Employment and Severance Agreements with the Named Executive Officers.”

Section 162(m) Policy

Under Section 162(m) of the Internal Revenue Code, we must meet specified requirements related to our performance and stockholder approval of certain compensation arrangements in order for us to fully deduct compensation in excess of $1,000,000 paid to any Named Executive Officer.  The 2006 Senior Executive Incentive Plan was approved by stockholders in 2006 and includes specific performance criteria; therefore, annual incentive awards granted under the 2006 Senior Executive Incentive Plan are deemed to meet the requirements of Section 162(m).  The Compensation Committee believes that compensation paid pursuant to the 2006 Senior Executive Incentive Plan will be deductible.

The stockholders approved the 2005 Stock Incentive Plan at the 2005 Annual Meeting of Stockholders.  Therefore, compensation attributable to stock options, stock appreciation rights and performance awards may be excluded from the $1,000,000 cap under Section 162(m) as well.

Compensation paid in fiscal 2008 subject to the Section 162(m) cap did not exceed $1,000,000 for any of the Named Executive Officers.

The Compensation Committee intends to continue its practice of paying competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of the Company and our stockholders.  The Compensation Committee, therefore, may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in our best interests or the best interests of our stockholders.  The Compensation Committee recognizes that the compensation payable to Ms. Nagler during fiscal 2009 pursuant to Ms. Nagler’s employment agreement will likely exceed the Section 162(m) $1,000,000 cap.

Stock Ownership Guidelines

We have adopted stock ownership guidelines for our executive officers that are consistent with the Board’s desire and expectation that management build a long-term commitment to our Company by acquiring and holding stock.  Although compliance is not mandatory, it will be taken into consideration when evaluating future equity-based grants to executive officers.  These guidelines call for (1) the President and Chief Executive Officer to hold shares of our common stock equal to at least 1 times his or her annual salary, (2) the Executive Vice Presidents and Chief Merchandising Officer to hold shares of our common stock equal to at least .75 times their annual salary,

(3) the Senior Vice Presidents and Vice Presidents-General Merchandising Managers to hold shares of our common stock equal to at least .5 times their annual salary and (4) the Vice Presidents to hold shares of our common stock equal to at least .25 times their annual salary.  Our executive officers, as of February 21, 2007, the date the stock ownership guidelines were adopted, are encouraged to comply with the guidelines by February 21, 2012.  Executive officers joining us after February 21, 2007 are encouraged to comply with the guidelines within five years of the date of their initial election as an officer.  As of May 23, 2008, Mr. Moller, the only officer with five years of service as an officer, had met the suggested stock ownership guidelines.

We have also established stock ownership guidelines for non-employee directors.  Each director is expected to achieve and maintain stock ownership of 10,000 shares by the fourth anniversary of the date he or she joined the Board.  As of May 23, 2008, all of the directors with four years of service on the Board had met this requirement.

Executive Compensation Changes for Fiscal 2009

During fiscal 2008, at the request of the Compensation Committee, Towers Perrin conducted a specific review of our annual and long-term incentive programs and assisted the Compensation Committee in developing revised programs for fiscal 2009.  As a result, we have implemented certain changes to our executive compensation program for fiscal 2009, as described further below.

Changes in Annual Incentive Plan for Fiscal 2009

As described under “Annual Cash Incentives” above, the Named Executive Officers are eligible to earn annual incentives under our 2006 Senior Executive Incentive Plan.  In recent years, the performance goals established under the plan have required that a high threshold level of performance be achieved before any bonus payments would be paid to the executives under the plan.  As a result, no payouts were made under the 2006 Senior Executive Incentive Plan in fiscal years 2006 through 2008.

In order to attract and retain top talent, achieve alignment between our compensation plans and our financial and operating goals and promote stockholder value by rewarding successful business results, we have changed the structure of our annual incentive plan for fiscal 2009 as follows:

•                  Decreased total incentive award opportunity.  The maximum incentive opportunity for the Chief Executive Officer would be 150% of base salary, instead of 200% in fiscal 2008, the maximum incentive opportunity for Executive Vice Presidents would be 100% of base salary, instead of 200% in fiscal 2008, and the maximum incentive opportunity for Senior Vice Presidents would be 100% of base salary, which is unchanged from fiscal 2008.

•                  Widened the payout ranges.  Participants are eligible for a bonus if threshold (defined to be 80% of target) is met, and the amount of bonus shall be interpolated for results between threshold and target (defined to be the operating income target under the fiscal 2009 budget) or between target and maximum (defined to be 120% of target).  In fiscal 2008, threshold was 95% of target and maximum was 127% of target.

•                  Individual performance component added for Senior Vice Presidents.  Unlike the annual incentive program in fiscal 2008, in fiscal 2009 Senior Vice Presidents will receive payouts that are based 80% on the corporate operating earnings goal and 20% on individual goals; provided, however, that no payouts will be made if the corporate operating earnings goal is not achieved at least at the threshold level.

Changes in Long-Term Incentive Compensation Program

We have increased our emphasis on performance-based stock-based awards as part of our increased focus on accountability and on a performance-based management system.  As a result, we have implemented certain changes to our long-term incentive compensation program for fiscal 2009.  These changes are intended to continue to improve our compensation program and are consistent with our pay for performance philosophy.  In fiscal 2009, we awarded shares of performance-based restricted stock as part of our annual grants to executive officers, in addition to awards of non-qualified stock options and shares of time-based restricted stock.  Of the total value of long-term equity awards granted to an executive officer in fiscal 2009, approximately one-third of the value is granted in the form of stock options, approximately one-third is granted in the form of time-based restricted stock, and approximately one-third is granted in the form of performance-based restricted stock at the Target level of performance.  Descriptions of the types of equity awards made in fiscal 2009 follow:

•                  Non-qualified stock options and restricted stock with time-based vesting.  Except as described below, our annual stock option awards and restricted stock with time-based vesting awards in fiscal 2009 generally have the same terms as the awards made in fiscal 2008.  The Compensation Committee did amend the tax withholding provisions in the existing non-qualified stock option agreement and the restricted stock agreement with time-based vesting to provide that the executive may elect to satisfy the executive officer’s federal and state income tax withholding obligations relating to the awards by (1) delivering cash, a check or a money order payable to the Company, (2) having the Company withhold a portion of the shares of common stock otherwise to be delivered having a fair market value equal to the amount of such taxes, (3) delivering to the Company shares of common stock already owned by the executive having a fair market value equal to the amount of such taxes, or (4) a combination of the methods described above.

•                  Restricted stock with performance-based vesting.  Our annual equity grants awarded in fiscal 2009 now include shares of performance-based restricted stock (the “2009 Restricted Stock”).  The 2009 Restricted Stock is subject to performance-based and time-based forfeiture restrictions.  The performance measure used for the 2009 Restricted Stock is operating income.  If operating income is not equal to the operating income threshold level, all shares of 2009 Restricted Stock awarded under the agreement will be forfeited.  If operating income equals the operating income threshold level, then the performance-based restrictions will lapse with respect to the number of shares of 2009 Restricted Stock equal to the Threshold Award Level (as set forth in the agreement).  If operating income equals the operating income target level, then the performance-based restrictions will lapse with respect to the number of shares of 2009 Restricted Stock equal to the Target Award Level (as set forth in the agreement).  If operating income equals the operating income maximum level, then the performance-based restrictions will lapse with respect to the number of shares of 2009 Restricted Stock equal to the Maximum Award Level (as set forth in the agreement).  For operating income between the threshold, target and maximum levels, the performance-based restrictions will lapse with respect to the number of shares of 2009 Restricted Stock that is linearly interpolated between the applicable levels.  The shares of 2009 Restricted Stock for which the performance-based restrictions lapse are referred to as the “Issued Shares.”  On the date the number of Issued Shares is determined, the time-based forfeiture restrictions will lapse with respect to one-third of the Issued Shares.  The time-based forfeiture restrictions will lapse with respect to one-third of the Issued Shares on each of the second and third anniversaries of the effective date of the grant.  If the executive officer’s employment with the Company is terminated, the shares of 2009 Restricted Stock or the Issued Shares (if previously determined) that have not vested will be forfeited and transferred back to the Company.  Notwithstanding the foregoing, the forfeiture restrictions on the 2009 Restricted Stock will lapse in the event of a change in control of the Company or in connection with the executive’s termination due to death, disability or normal retirement after age 65.

The performance-based restrictions applicable to the 2009 Restricted Stock relate to one fiscal year.  In the future, the Compensation Committee anticipates selecting a performance measurement relating to a longer period.  The Compensation Committee plans to grant awards of performance-based restricted stock that have a two or three-year performance period with no time-based forfeiture restrictions.  The Compensation Committee will continue reviewing market practices and other performance-based techniques in order to continue to be competitive, recognizing that over time the tools used to reward and measure performance, as well as to incent executive officers, will change.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management.  Based on this review and discussion with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended March 1, 2008.

Members of the Compensation Committee

Anne L. Jones, Chairperson
Larry C. Barenbaum
Mark A. Cohn

Summary Compensation Table

The following table contains compensation information for the last two fiscal years for our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers and our former Chief Executive Officer (the “Named Executive Officers”).

				Stock		Option		All Other
			Bonus	Awards		Awards		Compensation
Name and Principal Position	Fiscal Year	Salary ($)	($) (1)	($) (2)		($) (2)		($) (3)	Total ($)

Lorna E. Nagler	2008	403,077	250,000	321,545		78,660		62,669	1,115,951
President and Chief
Executive Officer

Susan C. Connell	2008	294,231	202,500	36,410		30,448		94,938	658,527
Executive Vice President,
Chief Merchandising Officer

Monica L. Dahl	2008	375,000	—	40,070		80,827		25,791	521,688
Executive Vice President,	2007	312,500	25,000	18,653		126,353		22,987	505,493
Chief Operating Officer

Andrew K. Moller	2008	330,000	15,000	40,070		47,093		17,918	450,081
Executive Vice President,	2007	321,058	15,000	18,653		184,952		15,261	554,924
Chief Financial Officer

Kim A. Decker	2008	240,750	—	29,005		48,725		55,735	374,215
Senior Vice President,	2007	229,327	12,000	13,323		62,094		3,788	320,532
Store Operations

Matthew P. Dillon	2008	387,500	—	(22,338	)(5)	(307	)(5)	409,359	774,214
Former President and Chief	2007	536,058	140,000	154,470		219,611		36,483	1,086,622
Executive Officer (4)

(1)       Pursuant to her employment agreement, Ms. Nagler was guaranteed a bonus of $250,000 for fiscal 2008, provided she remained employed with us through February 28, 2008.  For fiscal 2008, Ms. Connell received a $52,500 signing bonus and was guaranteed a bonus of $150,000, provided she remained employed with us through the date annual incentives are determined under the 2008 annual incentive plan, which would be on or before May 15, 2008.  The other bonuses included in this column reflect discretionary bonuses paid to the Named Executive Officers.

(2)       The dollar value of restricted stock and stock options set forth in these columns is equal to the compensation cost recognized during the fiscal year for financial statement purposes in accordance with FAS 123R.  Additional information related to the calculation of the compensation costs, including the assumptions made, is set forth in Note 2 of the Notes to Consolidated Financial Statements of our 2008 Annual Report on Form 10-K.

(3)       All other compensation for fiscal 2008 is presented in the following table (see “Compensation Discussion and Analysis” for additional information regarding these payments).

	Auto		Life	Long-Term			Dividends on
	Allowance/	401(k)	Insurance	Disability	Moving &	Tax	Restricted
Name	Company Car	Contributions	Premiums	Premiums	Relocation	Gross Up	Stock	Severance (A)	Total

Lorna E. Nagler	7,500	—	12,731	—	33,757	8,681	—	—	62,669

Susan C. Connell	—	—	—	—	94,338	—	600	—	94,938

Monica L. Dahl	12,000	4,500	7,384	1,169	—	—	738	—	25,791

Andrew K. Moller	12,000	4,500	—	680	—	—	738	—	17,918

Kim A. Decker	7,658	4,500	—	680	42,357	—	540	—	55,735

Matthew P. Dillon	7,500	4,500	2,004	510	—	—	486	394,359	409,359

(A)     Under the terms of Mr. Dillon’s separation agreement, Mr. Dillon is entitled to severance compensation equal to his annual base salary of $775,000 from the date of termination (August 30, 2007) until February 28, 2010 and payment of his COBRA premiums for 18 months.

(4)      Mr. Dillon resigned from his position as Chief Executive Officer effective August 30, 2007.

(5)      The reversal of expense related to Mr. Dillon’s stock and option awards resulted from actual forfeitures of Mr. Dillon’s equity based awards as a result of his separation of employment with the Company.  The number of shares of restricted stock forfeited was 213,700 and the number of stock options forfeited was 58,500.

Grants of Plan-Based Awards

The following table provides information regarding the grants of plan-based awards made to the Named Executive Officers during the fiscal year ended March 1, 2008.

												All Other		All Other
			Estimated Future Payouts					Estimated Future Payouts				Stock Awards;		Option Awards;		Exercise or	Grant Date
			Under Non-Equity Incentive					Under Equity Incentive				Number of		Number of		Base Price of	Fair Value
			Plan Awards (1)					Plan Awards				Shares of		Securities		Option	of Stock and
	Approval	Grant	Threshold		Target		Maximum	Threshold	Target		Maximum	Stock or		Underlying		Awards	Option Awards
Name	Date	Date	$		$		$	#	#		#	Units (#) (2)		Options (#) (2)		($/Sh)	($) (3)

Lorna E. Nagler	08/30/07	08/31/07	—		—		—	—	40,000	(4)	—	—		—		—	483,200
	08/30/07	08/31/07	—		—		—	—	—		—	—		98,700	(5)	12.08	473,257

Susan C. Connell	05/29/07	07/09/07	—		—		—	—	—		—	5,000	(6)	—		—	85,350
	05/29/07	07/09/07	—		—		—	—	—		—	—		15,500	(7)	17.07	110,648
	10/30/07	10/30/07	—		—		—	—	—		—	—		12,000	(8)	13.31	60,196
	N/A	N/A		(9)		(9)	588,462	—	—		—	—		—		—	—

Monica L. Dahl	02/22/07	04/18/07	—		—		—	—	—		—	4,100	(10)	—		—	73,718
	02/22/07	04/18/07	—		—		—	—	—		—	—		12,600	(11)	17.98	86,581
	N/A	N/A	93,750		187,500		750,000	—	—		—	—		—		—	—

Andrew K. Moller	02/22/07	04/18/07	—		—		—	—	—		—	4,100	(10)	—		—	73,718
	02/22/07	04/18/07	—		—		—	—	—		—	—		12,600	(11)	17.98	86,581
	N/A	N/A	82,500		165,000		660,000	—	—		—	—		—		—	—

Kim A. Decker	02/22/07	04/18/07	—		—		—	—	—		—	3,000	(10)	—		—	53,940
	02/22/07	04/18/07	—		—		—	—	—		—	—		9,500	(11)	17.98	65,279
	N/A	N/A	60,188		120,375		240,750	—	—		—	—		—		—	—

Matthew P. Dillon	02/22/07	04/18/07	—		—		—	—	—		—	8,100	(10)	—		—	145,638
	02/22/07	04/18/07	—		—		—	—	—		—	—		25,500	(11)	17.98	175,223

(1)                    The amounts in these columns reflect the annual cash incentive compensation amounts that potentially could have been earned during fiscal 2008 based upon the achievement of earnings goals under the 2006 Senior

Executive Incentive Plan.  The earnings goals were not reached and no non-equity incentive awards were earned under the 2006 Senior Executive Incentive Plan.  In fiscal 2008, we elected to pay guaranteed and discretionary bonuses to certain of the Named Executive Officers.  The amounts paid are included in the “Bonus” column of the fiscal 2008 Summary Compensation Table and are summarized in the Compensation Discussion and Analysis under the subheading “Annual Cash Incentives.”

(2)                    Awards made pursuant to the Christopher & Banks Corporation 2005 Stock Incentive Plan.  Dividends are paid on the shares of restricted stock.

(3)                    The dollar values of stock options and restricted stock disclosed in this column are equal to the grant fair value computed in accordance with FAS 123R.  A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 2 of the Notes to the Consolidated Financial Statements of our 2008 Annual Report on Form 10-K.

(4)                    The amount in this column reflects the number of restricted shares granted on August 31, 2007 to Ms. Nagler pursuant to the Christopher & Banks Corporation 2005 Stock Incentive Plan.  The restricted shares are subject to risks of forfeiture that lapse on May 31, 2008 provided that certain conditions are met, including that Ms. Nagler present a strategic plan for the Acorn Division to the Company’s Board of Directors.  Until the restrictions on the restricted shares lapse, Ms. Nagler is not entitled to receive any dividends on the shares of restricted stock.

(5)                    Options vests as to one-third of the shares on August 31, 2008, August 31, 2009 and August 31, 2010.

(6)                    Shares of restricted stock vest as to one-third of the shares on January 9, 2008, July 9, 2008 and July 9, 2009.

(7)                    Options vest as to one-third of the shares on July 9, 2008, July 9, 2009 and July 9, 2010.

(8)                    Options vest as to one-third of the shares on October 30, 2008, October 30, 2009 and October 30, 2010.

(9)                    Pursuant to the terms of Ms. Connell’s employment offer letter, Ms. Connell was eligible to receive the higher of (a) a guaranteed bonus of $150,000 or (b) her payout under the 2006 Senior Executive Incentive Plan for fiscal 2008.  Because Ms. Connell’s guaranteed bonus of $150,000 pursuant to her offer letter exceeded the amount she would have been entitled to receive at either Threshold or Target under the plan, no amounts are included in the Threshold and Target columns in the table.

(10)              Shares of restricted stock vest on April 18, 2010.

(11)              Options vest as to one-third of the shares on April 18, 2008, April 18, 2009 and April 18, 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning equity awards held by each Named Executive Officer, other than Mr. Dillon, as of March 1, 2008.  Mr. Dillon did not hold any equity awards as of March 1, 2008.

	Option Awards					Stock Awards
											Equity Incentive
									Equity Incentive		Plan Awards:
									Plan Awards:		Market or
	Number of	Number of						Market	Number of		Payout Value of
	Securities	Securities				Number of		Value of	Unearned		Unearned
	Underlying	Underlying				Shares of		Shares of	Shares, Units		Shares, Units
	Unexercised	Unexercised		Option		Stock That		Stock That	or Other Rights		or Other Rights
	Options	Options		Exercise	Option	Have Not		Have Not	That Have Not		That Have Not
	(#)	(#)		Price	Expiration	Vested		Vested	Vested		Vested
Name	Exercisable	Unexercisable		$	Date	(#)		($) (1)	(#)		($) (2)
Lorna E. Nagler	—	98,700	(3)	12.08	8/31/2017	—		—	—		—
	—	—		—	—	—		—	40,000	(4)	432,000

Susan C. Connell	—	15,500	(5)	17.07	7/9/2017	—		—	—		—
	—	12,000	(6)	13.31	10/30/2017	—		—	—		—
	—	—		—	—	3,334	(7)	36,007	—		—

Monica L. Dahl	4,000	—		17.90	5/10/2014	—		—	—		—
	18,000	—		16.41	11/3/2014	—		—	—		—
	11,000	5,500	(8)	19.45	2/7/2016	—		—	—		—
	—	12,600	(9)	17.98	4/18/2017	—		—	—		—
	—	—		—	—	2,800	(10)	30,240	—		—
	—	—		—	—	4,100	(11)	44,280	—		—
	—	—		—	—	—		—	17,500	(12)(13)	189,000
	—	—		—	—	—		—	10,500	(13)(14)	113,400
	—	—		—	—	—		—	10,500	(13)(15)	113,400
	—	—		—	—	—		—	10,500	(13)(16)	113,400
	—	—		—	—	—		—	10,500	(13)(17)	113,400
	—	—		—	—	—		—	10,500	(13)(18)	113,400

Andrew K. Moller	45,000	—		21.4667	1/7/2012	—		—	—		—
	60,000	—		18.33	1/6/2014	—		—	—		—
	11,000	5,500	(8)	19.45	2/7/2016	—		—	—		—
	—	12,600	(9)	17.98	4/18/2017	—		—	—		—
	—	—		—	—	2,800	(10)	30,240	—		—
	—	—		—	—	4,100	(11)	44,280	—		—

Kim A. Decker	5,000	—		18.33	1/6/2014	—		—	—		—
	8,333	4,167	(8)	19.45	2/7/2016	—		—	—		—
	—	9,500	(9)	17.98	4/18/2017	—		—	—		—
	—	—		—	—	2,000	(10)	21,600	—		—
	—	—		—	—	3,000	(11)	32,400	—		—

(1)                    The amounts in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($10.80) on March 1, 2008.

(2)                    The amounts in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($10.80) on March 1, 2008.  The amounts assume the maximum percentage of shares of restricted stock will vest based upon the achievement of the future earnings goals.  The amounts indicated are not necessarily indicative of the amounts that may be realized by our named executive officers.

(3)                  Options vest as to one-third of the shares on August 31, 2008, August 31, 2009 and August 31, 2010.

(4)                  Shares of restricted stock vest on May 31, 2008, provided a strategic plan for the Acorn Division is presented to the Board.

(5)                  Options vest as to one-third of the shares on July 9, 2008, July 9, 2009 and July 9, 2010.

(6)                  Options vest as to one-third of the shares on October 30, 2008, October 30, 2009 and October 30, 2010.

(7)                  Shares of restricted stock vest as to one-half of the shares on July 9, 2008 and July 9, 2009.

(8)                  Options vest on February 7, 2009.

(9)                  Options vest as to one-third of the shares on April 18, 2008, April 18, 2009 and April 18, 2010.

(10)            Shares of restricted stock vest on January 7, 2009.

(11)            Shares of restricted stock vest on April 18, 2010.

(12)            Shares of restricted stock vest on May 31, 2008 based on the performance criteria described in footnote 13.

(13)            The restrictions on forfeiture lapse for such shares of restricted stock if (i) Operating Income (as defined in Ms. Dahl’s Restricted Stock Agreement) for the fiscal year completed in the February prior to the lapse date is equal to or greater than the Operating Income set forth in the budget for such fiscal year approved by the Board of Directors before or shortly after the beginning of such fiscal year (the “Budgeted Operating Income”); (ii) the Operating Income for the fiscal year completed in the February prior to the lapse date must be greater than the Operating Income in the prior fiscal year; and, (iii) if the Operating Income for the fiscal year ending in the February prior to the lapse date is at least 95 percent of the Budgeted Operating Income, the restrictions shall lapse with respect to 50 percent of the eligible shares and restrictions shall lapse with respect to an additional 0.10 percent of the eligible shares for each basis point over 95 percent, such that restrictions shall lapse with respect to 100 percent of the eligible shares at 100 percent of the Budgeted Operating Income.

(14)            Shares of restricted stock vest on May 31, 2009 based on the performance criteria described in footnote 13.

(15)            Shares of restricted stock vest on May 31, 2010 based on the performance criteria described in footnote 13.

(16)            Shares of restricted stock vest on May 31, 2011 based on the performance criteria described in footnote 13.

(17)            Shares of restricted stock vest on May 31, 2012 based on the performance criteria described in footnote 13.

(18)            Shares of restricted stock vest on May 31, 2013 based on the performance criteria described in footnote 13.

Option Exercises and Stock Vested

The following table sets forth certain information concerning options exercised and stock vested during the fiscal year ended March 1, 2008 with respect to the Named Executive Officers.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired On	on	Acquired On	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($) (1)	(#)	($) (2)

Lorna E. Nagler	—	—	—	—

Susan C. Connell	—	—	1,666	16,760

Monica L. Dahl	—	—	—	—

Andrew K. Moller	27,000	149,369	—	—

Kim A. Decker	—	—	—	—

Matthew P. Dillon	40,000	18,901	6,334	111,035

(1)                  The value realized upon the exercise of the stock options reflects the number of options multiplied by the difference between the closing stock price of our common stock on the date of the exercise and the exercise price of the options.

(2)                  The value realized upon vesting of the stock awards is based on the closing stock price of our common stock on the date the awards vest.

Equity Compensation Plan Information

The following table provides information regarding our common stock that may be issued under our equity compensation plans at March 1, 2008.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2) (c)

Equity compensation plans approved by security holders	1,889,454	$18.84	1,177,700

Equity compensation plans not approved by security holders	—	—	—

Total	1,889,454	$18.84	1,177,700

(1)                    Includes the following equity compensation plans of the Company and the number of shares issuable upon exercise of outstanding options granted under each plan:

1997 Stock Incentive Plan	1,082,737
2002 Non-Employee Director Stock Option Plan	282,000
2005 Stock Incentive Plan	406,717
2006 Equity Incentive Plan for Non-Employee Directors	118,000

(2)                    Includes the following equity compensation plans of the Company and the number of shares remaining available for issuance under each plan:

2005 Stock Incentive Plan	1,034,783
2006 Equity Incentive Plan for Non-Employee Directors	142,917

Payments Upon Termination or Change in Control

Employment and Severance Agreements with the Named Executive Officers

We entered into an employment agreement with Ms. Nagler on August 31, 2007, which agreement is described under “Change in President and Chief Executive Officer” in the Compensation Discussion and Analysis section of this proxy statement.  The employment agreement provides that, if we terminate Ms. Nagler’s employment without “cause” or if Ms. Nagler resigns with “good reason”, then we are obligated to pay Ms. Nagler:  (1) severance payments equal to her then-current base salary from the date of termination until August 31, 2010 or for a period of 12 months, whichever period of time is greater, and (2) COBRA premiums for a period equal to the severance period but not to exceed 18 months, and such premium payments are subject to a tax gross-up.  If, however, following the three month anniversary of her termination date, Ms. Nagler has already secured other employment, self-employment or a consulting position, the remaining severance amount payable by us will be offset and reduced by such other cash compensation.  If Ms. Nagler’s employment is terminated by us without cause or by Ms. Nagler with good reason within 12 months following a “change in control,” then Ms. Nagler is entitled to receive (1) a lump sum payment equivalent to one year of her then current base salary, and (2) COBRA premiums for a period not to exceed 12 months, and such premium payments are subject to a tax gross-up.  In addition, all shares of restricted stock held by Ms. Nagler will immediately vest.  In the event the payments to Ms. Nagler following a change in control constitute an “excess parachute payment” under Internal Revenue Code Section 280G, Ms. Nagler is entitled to receive a tax gross-up payment sufficient to pay the initial excise tax applicable to such excess parachute payment.  The terms “cause”, “good reason” and “change in control” are defined in the agreement.

We entered into employment agreements with Ms. Dahl and Mr. Moller on August 6, 2006 and May 24, 2007, respectively, and such agreements continue until February 28, 2009.  Our employment agreements with Ms. Dahl and Mr. Moller provide that each executive is entitled to certain severance benefits in the event that we terminate the executive’s employment without “cause”.  Ms. Dahl and Mr. Moller would receive their salaries for the longer of (1) the remaining term of the employment agreement, or (2) one year from notice of termination, less any cash compensation earned by the executive by other employment during the period.  The employment agreements with Ms. Dahl and Mr. Moller provide that in the event the executive’s employment is terminated without “cause”, or the executive resigns for “good reason”, within 12 months following a change of control, the executive is entitled to a lump sum payment equal to one year of his or her then current salary and continued payment of his or her then current salary for the longer of (1) the remaining term of the employment agreement, or (2) one year from notice of termination, less any cash compensation earned by the executive by other employment during the period.  In the event the payments to Ms. Dahl and Mr. Moller following a change of control constitute an “excess parachute payment” under Internal Revenue Code Section 280G, the executive is entitled to receive a tax gross-up payment sufficient to pay the initial excise tax applicable to such excess parachute payment.  Ms. Dahl’s employment agreement provides for the immediate vesting of all restricted stock upon a change of control.  Mr. Moller’s employment agreement provides for the immediate vesting of unvested stock options and all restricted stock in the event of a change of control.  The terms “cause”, “good reason” and “change of control” are defined in the agreements.

We entered into a non-compete agreement with Ms. Connell on July 10, 2007.  Pursuant to the terms of the agreement, Ms. Connell is entitled to 50 percent of her current annual base salary following an involuntary termination that is not for “cause”, as defined in the agreement, if an irrevocable waiver of certain terms of her non-compete agreement is not issued to her by the Company within 30 days following her termination.

We do not have any employment or severance agreement with Ms. Decker.

Potential Payments Upon Termination or Change in Control

The following table provides information regarding potential payments to be made to the Named Executive Officers in the event of a termination of employment as a result of death, disability, involuntary termination (not for cause) and certain terminations following a change in control.  The officers are not entitled to any payments upon voluntary termination.  Amounts in the table reflect additional payments the Named Executive Officer would be entitled to assuming a termination and/or a change in control occurred on February 29, 2008, except in the case of Mr. Dillon, for whom the table shows the actual compensation paid or payable to him due to his employment termination in fiscal 2008.  In the following table, restricted stock is listed at its dollar value as of February 29, 2008, based on the $10.80 closing sales price of our common stock on that date.  Forfeiture restrictions lapse as to all of the restricted stock upon normal retirement at age 65; however, none of the Named Executive Officers had reached the age of 65 as of February 29, 2008.

Estimated Payments on Termination or Change in Control Payments

Event	Lorna E. Nagler	Susan C. Connell	Monica L. Dahl	Andrew K. Moller	Kim A. Decker	Matthew P. Dillon
Death or Disability
Accelerated restricted stock	432,000	36,007	830,520	74,520	54,000	—
COBRA premiums/Tax gross up	26,362	—	—	—	—	—
Total	458,362	36,007	830,520	74,520	54,000	—

Involuntary or Good Reason Termination
Salary continuation	2,000,000	—	375,000	330,000	—	1,941,971
Cash severance	—	225,000	—	—	—	—
COBRA premiums/Tax gross up	26,362	—	23,796	7,704	—	7,164
Total	2,026,362	225,000	398,796	337,704	—	1,949,135

Involuntary or Good Reason Termination After a Change in Control
Accelerated restricted stock	432,000	36,007	830,520	74,520	54,000	—
Cash severance	800,000	225,000	375,000	330,000	—	—
Salary continuation	—	—	375,000	330,000	—	—
COBRA premiums/Tax gross up	17,575	—	23,796	7,704	—	—
Excise tax Gross Up	—	—	166,902	—	—	—
Total	1,249,575	261,007	1,771,218	742,224	54,000	—

ITEM 2 – APPROVAL OF AMENDMENT TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 2006 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

On May 25, 2006, the Board of Directors, subject to stockholder approval, approved the Christopher & Banks 2006 Equity Incentive Plan for Non-Employee Directors (the “2006 Directors Plan”).  The 2006 Directors Plan was approved at the Annual Meeting of Stockholders held on July 26, 2006.  On May 21, 2008, the Board adopted, subject to stockholder approval, an amendment to the 2006 Directors Plan, increasing the number of shares of common stock authorized for issuance under the 2006 Directors Plan by 325,000 shares to an aggregate of 625,000 shares.

The Board believes that granting stock options, restricted stock awards and other awards to non-employee directors is an effective means to promote the future growth and development of the Company.  Such options and awards, among other things, increase these individuals’ proprietary interest in the Company’s success and enable the Company to attract and retain qualified directors.  As of June 3, 2008, 140,334 shares remained available for future awards under the 2006 Directors Plan.  The Board, therefore, recommends that all stockholders vote in favor of the amendment to increase the shares reserved for issuance under the 2006 Directors Plan.

A copy of the 2006 Directors Plan, as proposed to be amended, is attached as Appendix A to this proxy statement.  The following summary of the material terms of the 2006 Directors Plan is qualified in its entirety by reference to the full text of the 2006 Directors Plan.

Description of the 2006 Directors Plan

General

Under the 2006 Directors Plan, the Board or one or more committees appointed by the Board may award non-qualified stock options, restricted stock awards, restricted stock unit awards, performance share awards, performance unit awards or stock appreciation rights (collectively referred to as “Award” or “Awards”) to non-employee directors (the “non-employee directors”) of the Company or any subsidiary of the Company.  As of June 3, 2008, there were seven non-employee directors eligible to participate in the 2006 Directors Plan.

Shares Available

The total number of shares of the Company’s common stock authorized for grants of Awards to non-employee directors directly or indirectly under the 2006 Directors Plan is currently 300,000 shares of common stock.  The stockholders are being requested to increase that to 625,000 shares in the aggregate.  If any Awards granted under the 2006 Directors plan expire or terminate prior to exercise or otherwise lapse, the shares subject to such portion of the Award are available for subsequent grants of Awards.  If shares of previously-owned stock that the non-employee director has owned for at least six months were used to pay the exercise price under any Award, an equivalent number of such shares will continue to be reserved and available for Awards granted under the 2006 Directors Plan.

The total number of shares and the exercise price per share of common stock that may be issued pursuant to outstanding Awards are subject to adjustment by the Board of Directors upon the occurrence of stock dividends, stock splits or other recapitalizations, or because of mergers, consolidations, reorganizations or similar transactions in which the Company receives no consideration.  The Board may also provide for the protection of the non-employee directors’ interests in the event of a merger, liquidation, reorganization, divestiture (including a spin-off) or similar transaction.

Administration and Types of Awards

The 2006 Directors Plan may be administered by the Board or one or more committees appointed by the Board (the “Administrator”).  Any committee appointed by the Board to administer the 2006 Directors Plan shall consist of at least two “non-employee” directors (as defined in Rule 16b-3, or any successor provision, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Administrator has broad powers to administer and interpret the 2006 Directors Plan, including the authority:  (i) to establish rules for the administration of the 2006 Directors Plan; (ii) to select the non-employee directors in the 2006 Directors Plan; (iii) to determine the types of Awards to be granted and the number of shares covered by such Awards; and (iv) to set the terms and conditions of such Awards.  All determinations and interpretations of the Administrator are binding on all interested parties.

Options

Options granted under the 2006 Directors Plan must be “non-qualified” stock options that do not qualify for special tax treatment under Section 422 of the Internal Revenue Code.  No stock option may be granted with a per share exercise price less than the fair market value of a share of the underlying common stock on the date the stock option is granted.

The term during which any stock option granted under the 2006 Directors Plan may be exercised shall be established in each case by the Administrator.  Non-employee directors generally must pay for shares upon exercise of options with cash, certified check or, if permitted by the Administrator, previously-owned shares of our common stock that the non-employee director has owned for at least six months prior to the exercise of the option, valued at the stock’s then “fair market value” as defined in the 2006 Directors Plan.  A stock option may, if permitted by the Administrator, be transferred to certain family members, family limited partnerships and family trusts.

The Administrator may, in its discretion, modify or impose additional restrictions on the term or exercisability of an option.  The Administrator may also determine the effect that a non-employee director’s termination as a director with the Company or a subsidiary may have on the exercisability of such option.  The grants of stock options under the 2006 Directors Plan are subject to the Administrator’s discretion.

Restricted Stock and Restricted Stock Unit Awards

The Administrator is also authorized to grant awards of restricted stock and restricted stock units.  Each restricted stock award granted under the 2006 Directors Plan shall be for a number of shares as determined by the Administrator, and the Administrator, in its discretion, may also establish achievement of performance criteria, vesting or other conditions that must be satisfied for the restrictions on the transferability of the shares and the risks of forfeiture to lapse.  Each restricted stock unit represents the right to receive cash or shares of our common stock, or any combination thereof, at a future date, subject to continued employment, achievement of performance criteria, vesting or other conditions as determined by the Administrator.  Restricted stock or a restricted stock unit award may not be transferred by the non-employee director except by will or the laws of descent or distribution.

Performance Share Awards and Performance Unit Awards

The Administrator is authorized to grant performance share and performance unit awards.  Performance share awards generally provide the non-employee director with the opportunity to receive shares of our common stock, and performance units generally provide recipients with the opportunity to receive cash awards, but only if certain performance criteria are achieved over specified performance periods.  A performance share award or performance unit award may not be transferred by the non-employee director except by will or the laws of descent and distribution.

Stock Appreciation Rights (“SARs”)

A SAR may be granted independent of or in tandem with a previously or contemporaneously granted stock option, as determined by the Administrator.  Generally, upon the exercise of a SAR, the non-employee director will receive cash, shares of common stock or some combination of cash and shares having a value equal to the excess of:  (i) the fair market value of a specified number of shares of our common stock, over (ii) a specified exercise price.  The specified exercise price shall not be less than 100 percent of the fair market value of such shares of stock on the date of grant of the SAR.  If the SAR is granted in tandem with a stock option, the exercise of the SAR will generally cancel a corresponding portion of the option, and, conversely, the exercise of the stock option will cancel a corresponding portion of the SAR.  A SAR may not be transferred by a non-employee director except by will or the laws of descent and distribution.

Amendment

The Board of Directors may terminate or amend the 2006 Directors Plan, except that the terms of Award agreements then outstanding may not be adversely affected without the consent of the non-employee director.  The Board of Directors may not amend the 2006 Directors Plan to increase the total number of shares of common stock available for issuance under the 2006 Directors Plan, materially increase the benefits accruing to any individual or materially modify the requirements of eligibility to participate in the 2006 Directors Plan without the approval of our stockholders, if such approval is required to comply with the Internal Revenue Code or other applicable laws or regulations.

Federal Income Tax Consequences

Options

“Non-qualified” stock options granted under the 2006 Directors Plan are not intended to and do not qualify for favorable tax treatment available to “incentive” stock options under Internal Revenue Code Section 422.  Generally, no income is taxable to the non-employee director (and we are not entitled to any deduction) upon the grant of a non-qualified stock option.  When a non-qualified stock option is exercised, the non-employee director generally must recognize compensation taxable as ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise.  We normally will receive a deduction equal to the amount of compensation the non-employee director is required to recognize as ordinary income.

Restricted Stock Awards

Generally, no income is taxable to the non-employee director in the year a restricted stock award is granted.  Instead, the non-employee director will recognize compensation taxable as ordinary income equal to the fair market value of the shares in the year in which the transfer restrictions lapse.  Alternatively, if the non-employee director makes a “Section 83(b)” election, the non-employee director will, in the year that the restricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date the restricted stock award is granted.  We normally will receive a deduction equal to the amount of compensation the non-employee director is required to recognize as ordinary taxable income.

Restricted Stock Unit Awards

A non-employee director will recognize compensation taxable as ordinary income equal to the value of the shares of common stock or cash received in the year that the restricted stock units vest.  The Company normally will receive a deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income.

Performance Share and Performance Unit Awards

A non-employee director will recognize compensation taxable as ordinary income equal to the value of the shares of common stock or the cash received, as the case may be, in the year that the non-employee director receives payment.  We normally will receive a deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income.

Stock Appreciation Rights

Generally, a non-employee director will recognize compensation taxable as ordinary income equal to the value of the shares of common stock or the cash received in the year that the stock appreciation right is exercised.  We normally will receive a deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income.

Historical Awards under the 2006 Directors Plan

The following table sets forth information with respect to the grants of options and restricted stock to the listed individual non-employee directors and the specified groups set forth below under the 2006 Directors Plan as of June 3, 2008, including shares underlying options that may have been exercised and shares underlying restricted stock that may have vested:

Name and Position/Group	Shares of Common Stock Underlying Options Received (1)	Shares of Common Stock Underlying Restricted Stock Received (2)

Current Directors who are not Executive Officers as a Group (7 persons)	114,000	37,166

Ms. Nagler, Director Nominee (3)	—	—

Mr. Barenbaum, Director Nominee	18,000	7,000

Mr. Bassett, Director Nominee	2,000	583

(1)                    Includes shares underlying options that have been exercised by the holder.

(2)                    Includes shares underlying restricted stock that have vested.

(3)                    Ms. Nagler, due to her employment with the Company, is not eligible for awards under the 2006 Directors Plan.

New Plan Benefits

The number and types of awards that will be granted under the 2006 Directors Plan in the future are not determinable, as the Board of Directors will make these determinations in its sole discretion.  The closing price of a share of our common stock, as reported on the New York Stock Exchange on June 3, 2008, was $10.90.

Board Recommendation

The Board recommends a vote FOR approval of the amendment to the 2006 Directors Plan.  Proxies will be voted FOR approval of the amendment to the 2006 Directors Plan unless otherwise specified.

ITEM 3 – APPROVAL OF AMENDMENTS TO THE 2005 STOCK INCENTIVE PLAN

On May 21, 2008, the Board of Directors adopted, subject to stockholder approval, certain amendments (the “Stock Plan Amendments”) to the Christopher & Banks Corporation 2005 Stock Incentive Plan (the “2005 Stock Plan”).  If adopted by our stockholders, the Stock Plan Amendments would:

•                  Allow for the award of restricted stock units under the 2005 Stock Plan;

•                  Increase the number of shares authorized for issuance under the 2005 Stock Plan by 1,175,000 shares, from 1,800,000 to 2,975,000 shares;

•                  Increase the number of shares that may be issued under the 2005 Stock Plan for awards of incentive stock options by 1,175,000 shares, from 1,800,000 to 2,975,000 shares;

•                  Increase the maximum number of shares of common stock with respect to which stock options and stock appreciation rights in the aggregate may be granted to any one participant during any calendar year by 151,300 shares, from 98,700 to 250,000 shares; and

•                  Increase the maximum number of shares of common stock with respect to which awards of restricted stock and restricted stock units in the aggregate may be granted to any one participant during any calendar year by 200,700 shares, from 49,300 shares to 250,000 shares.

The 2005 Stock Plan was approved by our stockholders on July 27, 2005.  The purpose of the 2005 Stock Plan is to aid us in attracting, retaining, motivating and rewarding certain of our employees or employees of our affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of our goals, and promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of our stockholders.

The 2005 Stock Plan currently authorizes the award of stock options, stock appreciation rights and restricted stock.  The Compensation Committee believes that equity incentive grants are vital to our interests and our stockholders as they play an important role in our ability to attract and retain key management, align a significant percentage of our executive’s compensation to his or her performance as well as ours and generate in our executives a strategic long-term interest in our performance.  We currently award stock options and restricted stock under the 2005 Stock Plan.  As of June 3, 2008, 548,583 shares remained available for future awards under the 2005 Stock Plan.

A copy of the 2005 Stock Plan, as amended and restated to reflect the Stock Plan Amendments, is attached as Appendix B to this proxy statement.  The following summary of the material terms of the 2005 Stock Plan, as amended by the Stock Plan Amendments, is qualified in its entirety by reference to the full text of the 2005 Stock Plan, as amended and restated.

Administration

The Compensation Committee administers the 2005 Stock Plan and has full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the 2005 Stock Plan.  Subject to the provisions of the 2005 Stock Plan, the

Compensation Committee may amend the terms of, or accelerate the exercisability of, an outstanding award.  The Compensation Committee has authority to interpret the 2005 Stock Plan and establish rules and regulations for the administration of the 2005 Stock Plan.

The Compensation Committee may delegate its powers under the 2005 Stock Plan to one or more officers, except that the Compensation Committee may not delegate its powers to grant awards to executive officers who are subject to Section 16 of the Exchange Act or Section 162(m) of the Internal Revenue Code.

Eligibility

Any employee, officer or consultant of Christopher & Banks Corporation or an affiliate, who is selected by the Compensation Committee, is eligible to receive an award under the 2005 Stock Plan.  As of June 3, 2008, approximately 7,850 employees, officers and consultants were eligible as a class to be selected by the Compensation Committee to receive awards under the 2005 Stock Plan.

Shares Available for Awards

The 2005 Stock Plan currently provides for awards of 1,800,000 shares pursuant to stock options, stock appreciation rights and restricted stock awards.  If awards under the 2005 Stock Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such awards again become available for issuance under the 2005 Stock Plan.  If the Stock Plan Amendments are approved by our stockholders, the maximum number of shares authorized under the 2005 Stock Plan will be increased by 1,175,000 shares to 2,975,000 shares.

Certain awards under the 2005 Stock Plan are subject to limitations.  No person may be granted options and stock appreciation rights under the 2005 Stock Plan exercisable for more than 98,700 shares of our common stock in any 12 month period.  If the Stock Plan Amendments are approved, this limitation will be increased from 98,700 shares to 250,000 shares.  No person may be granted more than 49,300 shares of restricted stock under the 2005 Stock Plan in any 12 month period.  If the Stock Plan Amendments are approved, this limitation will be increased from 49,300 shares to 250,000 shares and will apply to awards of restricted stock and restricted stock units in the aggregate.

The Compensation Committee will adjust the number of shares and share limits described above in the case of a stock dividend, stock split, reverse stock split, combination or reclassification of our common stock, or any other increase or decrease in the number of shares of our common stock affected without receipt of consideration by us.

Type of Awards and Terms and Conditions

The 2005 Stock Plan provides that the Compensation Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Compensation Committee may determine to be necessary or desirable:

•                  stock options, including both incentive stock options (“ISOs”) and non-qualified stock options (together with ISOs, “options”);

•                  stock appreciation rights (“SARs”) settled only in common stock;

•                  restricted stock; and

•                  if the Stock Plan Amendments are approved, restricted stock units.

Options and SARs

The holder of an option is entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee.  The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares of our common stock over the grant price of the SAR.  The Compensation Committee is authorized to grant

SARs in tandem with or as a component of other awards (“tandem SARs”) or not in conjunction with other awards (“freestanding SARs”).

Exercise Price.  The exercise price per share of an option will in no event be less than 100 percent of the fair market value per share of our common stock underlying the award on the date of grant.  The Compensation Committee has the discretion to determine the exercise price and other terms of SARs, except that (1) the exercise price of a tandem SAR will not be less than the exercise price of the related option, and (2) the exercise price of a freestanding SAR will be fixed as of the date of grant, and will not be less than the fair market value of a share of common stock on the date of grant.  Without the approval of stockholders we will not amend or replace previously granted options or SARs in a transaction that constitutes a “repricing,” under the listing standards of the New York Stock Exchange.

Vesting.  The basis for determining the exercisability of an option will be the (1) passage of a specific period of time or the occurrence or non-occurrence of certain specific non-performance related events (e.g., death, disability, termination of employment and a change of control) or (2) attainment of specified performance-based goals established by the Compensation Committee in its discretion.  The Compensation Committee has the discretion to determine when and under what circumstances a SAR can be exercised.

Exercise.  The Compensation Committee has the discretion to determine the method or methods by which an option or SAR may be exercised.

Expiration.  Options and SARs will expire at such time as the Compensation Committee determines; provided, however, that no option or SAR may be exercised more than ten years from the date of grant, except in the case of an ISO held by a 10 percent stockholder, in which case such ISO may not be exercised more than five years from the date of grant.

Special Limitations on ISOs.  In the case of a grant of an option intended to qualify as an ISO, no such option may be granted to a participant who owns, at the time of the grant, stock representing more than 10 percent of the total combined voting power of all classes of our stock or our subsidiaries unless the exercise price per share of our common stock subject to such ISO is at least 110 percent of the fair market value per share of our common stock on the date of grant and such ISO award is not exercisable more than five years after its date of grant.  In addition, options designated as ISOs shall not be eligible for treatment under the Internal Revenue Code as ISOs to the extent that either (1) the aggregate fair market value of shares of common stock (determined as of the time of grant) with respect to which such ISOs are exercisable for the first time by the participant during any calendar year exceeds $100,000 or (2) such ISOs otherwise remain exercisable but are not exercised within three months after termination of employment (or such other period of time provided in Section 422 of the Internal Revenue Code).

Restricted Stock and Restricted Stock Units

The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee for a specified time period determined by the Compensation Committee.  The holder of restricted stock units will have the right, subject to restrictions imposed by the Compensation Committee, to receive shares of our common stock at some future date determined by the Compensation Committee.  The grant, issuance, retention, vesting and/or settlement of restricted stock and restricted stock units will occur at such times and in such installments as determined by the Compensation Committee.  The Compensation Committee will have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of restricted stock and restricted stock units subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Compensation Committee.

Performance Awards

Option and SAR awards under the 2005 Stock Plan qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.  In addition, the Compensation Committee may grant restricted stock awards and, if the Stock Plan Amendments are approved, restricted stock unit awards under the 2005 Stock Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (“performance awards”).  A performance award will be conditioned solely upon the achievement of one or more objective performance goals established by the Compensation Committee in compliance with Section 162(m) of the Internal Revenue Code.  The Compensation Committee must determine the length of the performance period, establish the performance goals for the performance period, and determine the amounts of the performance awards for each participant no later than 90 days after the beginning of each performance period according to the requirements of Section 162(m) of the Internal Revenue Code.

Performance goals must be based solely on one or more of the following, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis:  revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation.  Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria.

Under the 2005 Stock Plan, the Compensation Committee is required to certify that the applicable performance goals have been met prior to payment of any performance awards to participants.

Duration, Termination and Amendment

The 2005 Stock Plan has a term of ten years expiring on April 7, 2015, unless terminated earlier by the Board.  The Board may at any time and from time-to-time and in any respect amend or modify the 2005 Stock Plan.  The Board may seek the approval of any amendment or modification by our stockholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Internal Revenue Code, the listing requirements of the New York Stock Exchange or another exchange or securities market or for any other purpose.  No amendment or modification of the 2005 Stock Plan will adversely affect any outstanding award without the consent of the participant or the permitted transferee of the award.

Effect of Change in Control

Awards under the 2005 Stock Plan are generally subject to special provisions upon the occurrence of a “change in control” (as defined in the 2005 Stock Plan) transaction with respect to us.  Under the 2005 Stock Plan, if within 12 months of a change in control there occurs a “triggering event” (as defined in the 2005 Stock Plan) with respect to the employment of the participant, any outstanding stock options, SARs or other equity awards under the 2005 Stock Plan will generally become fully vested and exercisable, and, in certain cases, paid to the participant.  A triggering event is defined generally to include a termination of employment by us other than for cause, a termination of employment by the participant following a reduction in position, pay or other constructive termination event, or a failure by the successor company to assume or continue the outstanding awards under the 2005 Stock Plan.  Payments under awards that become subject to the excess parachute tax rules may be reduced under certain circumstances.

Limited Transferability of Awards

No award or other right or interest of a participant under the 2005 Stock Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such participant to any party (other than us or our subsidiaries or affiliates), or assigned or transferred by such participant otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of a participant, and such awards or rights that may be exercisable shall be exercised during the lifetime of the participant only by the participant or his or her guardian or legal representative, except that awards and other rights (other than ISOs and SARs in tandem therewith) may be exercised by such transferees in accordance with the terms of such award, but only if and to the extent such transfers are permitted by the Compensation Committee, subject to any terms and conditions which the Compensation Committee may impose thereon.

Federal Income Tax Consequences

Grant of Options and SARs

The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs

Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount.  The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction.  Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs

The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option or SAR.  Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO before the applicable ISO holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and SARs

If an award is payable in shares of our common stock that are subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of (1) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (2) the amount (if any) paid for the shares by the holder of the award.  We will generally be entitled at that time to an income tax deduction for the same amount.  As to other awards granted under the 2005 Stock Plan that are payable either in cash or shares of our common stock not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (1) the fair market value of the shares received (determined as of the date of receipt) over (2) the amount (if any) paid for the shares by the holder of the award.  We generally will be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction

Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the 2005 Stock Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2005 Stock Plan.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act

Special rules may apply to individuals subject to Section 16 of the Exchange Act.  In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise.  Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Section 409A of the Internal Revenue Code

The Compensation Committee intends to administer and interpret the 2005 Stock Plan and all award agreements in a manner consistent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award.

Historical Awards under the 2005 Stock Plan

The following table sets forth information with respect to the grants of options and restricted stock to the Named Executive Officers and the specified groups set forth below under the 2005 Stock Plan as of June 3, 2008, including shares underlying options that may have been exercised and shares underlying restricted stock that may have vested:

Name and Position/Group	Shares of Common Stock Underlying Options Received (1)	Shares of Common Stock Underlying Restricted Stock Received (2)
Lorna E. Nagler President and Chief Executive Officer	220,000	325,000
Susan C. Connell Executive Vice President, Chief Merchandise Officer	53,000	26,250
Monica L. Dahl Executive Vice President, Chief Operating Officer	27,600	69,100
Andrew K. Moller Executive Vice President, Chief Financial Officer	31,350	19,725
Kim A. Decker Senior Vice President, Store Operations	29,500	11,250
Matthew P. Dillon Former President and Chief Executive Officer	25,500	208,100
Current Executive Officers as a Group (8 persons)	406,800	468,525
Current Directors who are not Executive Officers as a Group (7 persons)	—	—
Current Employees who are not Executive Officers as a Group	281,400	96,650

(1)                    Includes shares underlying options that have been exercised by the holder and also includes the conditional Awards as described below under “New Plan Benefits”.

(2)                    Includes shares underlying restricted stock that have vested.

New Plan Benefits

In general, the number and types of awards that will be granted under the 2005 Stock Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion.  In March 2008, however, certain awards were made to Ms. Nagler under the 2005 Stock Plan that were subject to stockholder approval of the Stock Plan Amendments.  Information regarding the awards that will be made to Ms. Nagler if the Stock Plan Amendments are approved is set forth below.  The closing price of a share of our common stock, as reported on the New York Stock Exchange on June 3, 2008, was $10.90.

New Plan Benefits

2005 Stock Incentive Plan

Name and Position	Number of Units
Lorna E. Nagler, President and	22,600	(1)
Chief Executive Officer	50,000	(2)
	25,700	(3)
Total	98,300

(1)                    This represents 22,600 non-qualified stock options granted April 14, 2008 pursuant to the terms of the Company’s form of non-qualified stock option agreement.  The options have an exercise price equal to fair market value of the Company’s common stock on the grant date, vest evenly over a three-year period and have a ten-year term.  The option grant is conditioned upon stockholder approval of an amendment to the 2005 Stock Plan to increase the number of stock options that may be granted to any one individual in any one calendar year.

(2)                    This represents an award of 50,000 shares of time-based restricted stock pursuant to the terms of the Company’s form of restricted stock agreement (with time-based vesting).  The grant date for the award is July 31, 2008 (the day following the Annual Meeting), and the grant is expressly conditioned upon stockholder approval of an amendment to the 2005 Stock Plan to increase the number of shares of restricted stock that may be granted to any one individual in one calendar year.  The shares of restricted stock vest in full on April 14, 2011.

(3)                    This represents an award of 25,700 shares of performance-based restricted stock pursuant to the terms of the Company’s form of restricted stock agreement (with performance-based vesting).  The grant date for the award is July 31, 2008 (the day following the Annual Meeting), and the grant is expressly conditioned on stockholder approval of an increase in the number of shares of restricted stock that can be awarded to any one individual in one calendar year.  Such shares of restricted stock vest only to the extent that the Company’s actual performance exceeds fiscal 2009 operating income at the Target level and 25,000 of such shares are subject to proration if the Company’s actual performance exceeds Target but is less than Maximum.  To the extent any such performance-based restricted stock is awarded based upon actual performance (the “Issued Shares”), such Issued Shares are also subject to time-based vesting.  On the date the number of Issued Shares is determined, the time-based forfeiture restrictions will lapse with respect to one-third of the Issued Shares.  The time-based forfeiture restrictions will lapse with respect to an additional one-third of the Issued Shares on each of April 14, 2010 and April 14, 2011.  Target and Maximum are defined in Ms. Nagler’s award agreement.

Board Recommendation

The Board recommends a vote FOR approval of the amendments to the 2005 Stock Plan.  Proxies will be voted FOR approval of the amendments to the 2005 Stock Plan unless otherwise specified.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board of Directors.  A copy of the amended and restated charter can be found on the Investors Relations page in the Corporate Governance section of our website at www.christopherandbanks.com.  The Audit Committee of the Company’s Board of Directors is currently composed of the following independent directors:  Robert Ezrilov, Larry C. Barenbaum, and Donald D. Beeler.  The Board of Directors has reviewed the status of each of the members of its Audit Committee and has confirmed that each meets the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission, and that Mr. Ezrilov qualifies as an “audit committee financial expert”, as defined by the Securities and Exchange Commission.

Management is responsible for the Company’s internal controls and the financial reporting process.  Christopher & Banks’ independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit Committee’s responsibility is to hire, monitor and oversee the independent registered public accounting firm.

In this context, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the fiscal year ending March 1, 2008.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Our independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.  The Audit Committee also considered whether the provision of any non-audit services was compatible with maintaining the independence of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended March 1, 2008 filed with the Securities and Exchange Commission.

Members of the Audit Committee

Robert Ezrilov, Chair
Larry C. Barenbaum
Donald D. Beeler

Independent Registered Public Accounting Firm Fees

PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1991.  The following table presents the fees for services provided by PricewaterhouseCoopers LLP for fiscal years 2008 and 2007.

	Fiscal 2008	Fiscal 2007
Audit Fees	$380,164	$386,671
Audit-Related Fees	17,700	8,600
Tax Fees	—	—
All Other Fees	—	—
Total	$397,864	$395,271

Audit Fees consist of professional services rendered for the integrated audit of (a) our annual consolidated financial statements, (b) management’s assessment of the effectiveness of internal control over financial reporting, and (c) the effectiveness of internal control over financial reporting and the review of interim consolidated financial statements for each quarter.

Audit-Related Fees consist of professional services rendered in connection with the change in Chief Executive Officer and regulatory filing reviews.

Tax Fees.  We did not engage the services of PricewaterhouseCoopers LLP to render professional services in connection with tax compliance or tax planning.

All Other Fees relate to services rendered that do not meet the above category descriptions.  We did not engage the services of PricewaterhouseCoopers LLP to render other professional services.

Auditor Services Pre-Approval Policy

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by PricewaterhouseCoopers LLP prior to their engagement for such services.  The Audit Committee has adopted a practice under which the Audit Committee established pre-approved categories of non-audit services that may be performed by PricewaterhouseCoopers LLP during the fiscal year, subject to dollar limitations set by the Audit Committee.  All fees paid to PricewaterhouseCoopers LLP for services in fiscal 2008 and 2007 were approved by the Audit Committee prior to the services being rendered.

ITEM 4 – RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending February 28, 2009.  While it is not required to do so, our Board is submitting the selection of PricewaterhouseCoopers LLP for ratification in order to ascertain the views of our stockholders with respect to the choice of audit firm.  If the selection is not ratified, the Audit Committee will reconsider its selection.  Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will be available to answer stockholder questions and will have the opportunity to make a statement if they desire to do so.

Board Recommendation

The Board recommends that you vote FOR ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2009.  Proxies will be voted FOR ratification of this selection unless otherwise specified.

ITEM 5 – STOCKHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends that you vote AGAINST the stockholder proposal set forth below.

Stockholder Proposal

William C. Thompson, Jr., Comptroller of the City of New York, on behalf of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, the New York City Fire Department Pension Fund and the New York City Board of Education Retirement System (collectively, the “New York City Pension Funds”), 1 Centre Street, Room 736, New York, NY 10007-2341, together owning 100,053 shares of our common stock as of January 23, 2008, has advised us that the New York City Pension Funds plan to introduce the following resolution at the Annual Meeting.  In accordance with rules of the Securities and Exchange Commission, the text of the New York City Pension Funds’ resolution and supporting statement is printed verbatim from their submission.

BE IT RESOLVED:  that the stockholders of Christopher & Banks Corporation request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes.  This policy would take effect immediately, and be applicable to the re-election of any incumbent director whose term, under the current classified system, subsequently expires.

The reasons given by the New York City Pension Funds for the resolution are as follows:

We believe that the ability to elect directors is the single most important use of the shareholder franchise.  Accordingly, directors should be accountable to shareholders on an annual basis.  The election of directors by classes, for three-year terms, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

In addition, since only one-third of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.

We urge your support for the proposal to repeal the classified board and establish that all directors be elected annually.

Response of the Board of Directors

All of the members of our Board of Directors recommend that you vote AGAINST this proposal.  The Board believes that this proposal would be harmful to Christopher & Banks and our stockholders and opposes the proposal for the reasons discussed below.

Our restated certificate of incorporation currently provides for a “classified board” (sometimes called a “staggered board”).  Our Board of Directors is divided into three classes, and the members of each class are elected to serve staggered three-year terms.  The current classified board structure has been in place since Christopher & Banks became a publicly traded company in 1992.  Numerous well-respected and successful U.S. corporations have classified boards, including Alcoa Inc., AnnTaylor Stores Corporation, Baxter International Inc., CIGNA Corporation, Corning Incorporated, Limited Brands, Inc., Moody’s Corporation, SUPERVALU INC. and The Cato Corporation.

Our Board of Directors and our Governance and Nominating Committee have carefully considered this proposal and the arguments for and against a classified board.  We have concluded that our classified board structure continues to be in the best interests of Christopher & Banks and our stockholders.

Stability and Continuity

The three-year staggered board terms are designed to provide stability, enhance long-term planning and ensure that a majority of our directors at any given time have prior experience as directors of Christopher & Banks.  The staggered board structure ensures that our Board of Directors retains continuity of knowledge of our business, as well as our business strategy.  Directors who have experience with Christopher & Banks and knowledge about our business and affairs are a valuable resource and are better positioned to make fundamental decisions that benefit our stockholders.  An abrupt change in our Board of Directors could impair our progress in achieving our long-term strategic goals.

Accountability to Stockholders

The Board believes that directors elected to a classified board are no less accountable or responsive to stockholders than they would be if elected annually.  A director has the same fiduciary duties to all of our stockholders, regardless of how often he or she stands for election.  The Board has implemented broad measures to ensure accountability of our directors, including the adoption of Corporate Governance Guidelines, which, among other things, provide for annual evaluations of director independence and an annual self-assessment of the Board’s performance sponsored by our Governance and Nominating Committee.  In addition, our second amended and restated by-laws provide that any director may be removed for cause by the affirmative vote of a majority of the stockholders entitled to vote in the election of directors.  For these reasons, the Board of Directors believes that directors elected to three-year terms are not insulated from their responsibilities and are as accountable to stockholders as are directors who are elected annually.

Protection Against Certain Takeovers and Unfair and Abusive Tactics

A classified board reduces our vulnerability to unfriendly or unsolicited takeover tactics that may not be in the best interests of our stockholders.  A classified board structure encourages such third parties to negotiate at arms’-length with the Board.  Because only approximately one-third of our directors are elected at any Annual Meeting of Stockholders, at least two Annual Meetings would be required to effect a change in control of our Board of Directors, giving the directors the time and leverage necessary to evaluate the adequacy and fairness of any takeover proposal, consider alternative proposals, and, ultimately, to negotiate the best result for all stockholders.  Absent a classified board, a potential acquirer could unilaterally gain control of Christopher & Banks by acquiring or obtaining voting control over a sufficient number of shares of our common stock to replace the entire Board with its own nominees at a single Annual Meeting, and without paying a fair value to our other stockholders.  Having a classified board does not prevent unsolicited takeover attempts, but it empowers the incumbent Board to negotiate terms to maximize the value of the transaction to all of our stockholders.

Additionally, a classified board can insulate directors from pressure to take actions not in the long-term interests of the Company’s stockholders.  Hedge funds and other activist investors can use the threat of a proxy fight to pressure boards to take actions that produce short-term gains for some stockholders at the expense of strategies aimed at achieving meaningful intermediate and long-term value for all stockholders.  Classified board structures can be an effective means of protecting stockholder interests by insulating the board as a whole from abusive tactics and artificial pressures, and to permit the board the opportunity to make reasonable business judgments in regard to preserving and enhancing stockholder value out of the context of a hostile takeover or sale environment.

Effect of Proposal

Approval of the proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting by stockholders present, in person or by proxy, and entitled to vote at the Annual Meeting.  Approval of this proposal would not automatically result in the elimination of our classified board structure.  A formal amendment repealing the classified board provisions of our restated certificate of incorporation would need to be submitted to our stockholders, and it would require approval by a majority of the votes cast by stockholders present and entitled to vote.

Board Recommendation

The Board of Directors unanimously recommends a vote AGAINST the stockholder proposal.  Proxies will be voted AGAINST approval of the stockholder proposal unless otherwise specified.

SECURITY OWNERSHIP

Beneficial Ownership of Directors, Director Nominees and Executive Officers

The following table shows how many shares of our common stock were beneficially owned as of June 3, 2008 by each of our directors, director nominees and the Named Executive Officers and by all of our directors, director-nominees and executive officers as a group.  Except as otherwise provided, all of the stockholders listed in the table have sole voting and investment power with respect to the shares owned by them, and such shares are not subject to any pledge.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (2)	Percent of Common Stock Outstanding
Larry C. Barenbaum	82,500	*
Martin L. Bassett	583	*
Donald D. Beeler	84,000	*
Mark A. Cohn	27,583	*
Robert Ezrilov	94,000	*
James J. Fuld, Jr.	111,376	*
Anne L. Jones	107,134	*
Lorna E. Nagler	151,920	*
Susan C. Connell	31,416	*
Monica L. Dahl	109,100	*
Andrew K. Moller	419,308	1.2%
Kim A. Decker	48,250	*
Matthew P. Dillon	13,000	*
Directors, Director Nominees and Executive Officers as a group (15 persons)	1,327,104	3.7%

* Less than 1%

(1)                  The amounts listed include the following number of shares of restricted stock that are subject to future vesting conditions and therefore cannot be transferred:  Ms. Nagler, 125,000; Ms. Connell, 24,583; Ms. Dahl, 71,900; Mr. Moller, 22,525; and Ms. Decker, 11,250; and all directors, director nominees and officers as a group, 277,142.

(2)                  The amounts listed include the following number of shares of common stock for which the directors and executive officers have the right to acquire beneficial ownership within 60 days from June 3, 2008, through the exercise of stock options:  Mr. Barenbaum, 60,000; Mr. Beeler, 68,000; Mr. Cohn, 22,000; Mr. Ezrilov, 78,000; Mr. Fuld, 78,000; Ms. Jones, 78,000; Ms. Connell, 5,167; Ms. Dahl, 37,200; Mr. Moller, 120,200; Ms. Decker, 16,500; and all directors, director nominees and executive officers as a group, 598,200.

Beneficial Owners of More than Five Percent of Our Common Stock

Based on filings made under Section 13(d) and Section 13(g) of the Exchange Act, as of June 3, 2008, the persons known by us to be beneficial owners of more than five percent of our common stock were as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
Columbia Wanger Asset Management, L.P. 227 West Monroe Street, Suite 3000 Chicago, IL 60606	4,009,300	(1)	11.3%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	3,821,892	(2)	10.8%
FMR LLC 82 Devonshire Street Boston, MA 02109	3,545,300	(3)	10.0%
Snow Capital Management, L.P. 2100 Georgetowne Drive, Suite 400 Sewickley, PA 15143	3,344,851	(4)	9.4%
Kornitzer Capital Management, Inc. 5420 West 61st Place Shawnee Missions, KS 66205	3,077,660	(5)	8.7%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	2,587,500	(6)	7.3%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	2,521,600	(7)	7.1%

(1)                    This information is based on a Schedule 13G jointly filed with the Securities and Exchange Commission on January 24, 2008 by Columbia Wanger Asset Management, L.P. (“Wanger”), an investment advisor which acquired the shares on behalf of its clients, and Columbia Acorn Trust (“CAT”), an investment company, reporting information as of December 31, 2007.  Wanger and its general partner, WAM Acquisition GP, Inc., have sole voting power over 3,769,300 shares, shared voting power over 240,000 shares and sole dispositive power over 4,009,300 shares.  Pursuant to the Schedule 13G, over five percent of the shares reported are held by Wanger on behalf of CAT.

(2)                    This information is based on a Schedule 13G jointly filed with the Securities and Exchange Commission on February 13, 2008 by T. Rowe Price Associates, Inc. (“T. Rowe Price”), an investment advisor to T. Rowe Price New Horizons Fund, Inc. (“New Horizons”), and New Horizons, reporting information as of December 31, 2007.  T. Rowe Price has sole voting power over 818,175 shares and sole dispositive power over 3,821,892 shares.  New Horizons has sole voting power over 1,960,000 shares.

(3)                    This information is based on a Schedule 13G jointly filed with the Securities and Exchange Commission on February 14, 2008 by FMR LLC (“FMR”) and Edward C. Johnson III reporting information as of December 31, 2007.  Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR, is the beneficial owner of the shares as a result of acting as investment advisor.  Mr. Johnson and FMR, through its control of Fidelity, each have sole power to dispose of 3,545,300 shares but do not have voting power.  The Boards of Trustees of Fidelity Funds has voting power over the shares.

(4)                    This information is based on a Schedule 13G filed with the Securities and Exchange Commission on January 23, 2006 by Snow Capital Management, L.P. (“Snow Capital”) reporting information as of December 31, 2005.  Snow Capital, an investment adviser, has sole power to vote and dispose of 3,344,851 shares.

(5)                    This information is based on a Schedule 13G filed with the Securities and Exchange Commission on March 4, 2008 by Kornitzer Capital Management, Inc., an investment advisor reporting information as of December 31, 2007.  Kornitzer Capital Management, Inc. has shared voting power over 3,077,600 shares, sole dispositive power over 2,990,175 shares and shared dispositive power over 87,425 shares.

(6)                    This information is based on a Schedule 13G jointly filed with the Securities and Exchange Commission on January 31, 2008 by Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC (“FAS”) reporting information as of December 31, 2007.  Direct or indirect subsidiaries of FRI serve as investment managers of one or more open-end or closed-end investment companies or other managed accounts that hold the shares of our common stock in the ordinary course of business.  In their capacity as investment managers, the subsidiaries of FRI exercise sole investment discretion over 2,587,500 shares, in the aggregate, held as of December 31, 2007.  Of the shares reported, the subsidiaries of FAS possessed sole voting power over 2,524,400 shares.  Charles B. Johnson and Rupert H. Johnson, Jr., each of whom owns in excess of 10 percent of the outstanding common stock of FRI, may be deemed to be the beneficial owners of securities held by entities advised by FRI, FRI subsidiaries and FAS.  FRI, Charles B. Johnson and Rupert H. Johnson, Jr., each disclaim beneficial ownership of the shares of common stock.

(7)                    This information is based on a Schedule 13G filed with the Securities and Exchange Commission on January 28, 2008 by Royce & Associates, LLC, an investment adviser, reporting information as of December 31, 2007, and reflecting sole power to vote and dispose of 2,521,600 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors to file initial reports of ownership of our securities and reports of changes in ownership of our securities with the Securities and Exchange Commission.  Based on our knowledge and on written representations from our executive officers and directors, we believe that all of our directors and executive officers complied with their filing requirements in fiscal 2008, except Ms. Connell, Ms. Dahl, Mr. Moller, Ms. Decker and Mr. Dillon, who each filed one late Form 4 report reporting awards of restricted stock and stock options and, in the case of Michael Lyftogt, Vice President, Finance, who filed one late Form 5 report, reporting awards of restricted stock and stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have a written policy that all employees and directors must avoid any activity that is or has the appearance of being hostile, adverse or competitive with us, or that interferes with the proper performance of their duties or responsibilities to us.  Each director and executive officer is instructed to inform our Chief Compliance Officer when confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe that the situation would violate our guidelines.  Waivers to these conflict rules with regard to a director or executive officer will require the prior approval of our Board.

Each of our directors, other than our President and Chief Executive Officer, qualifies as “independent” in accordance with the New York Stock Exchange rules.  The New York Stock Exchange independence definition includes a requirement that our Board also review the relationships concerning independence of each new director on a subjective basis.  In accordance with that review, our Board has made a subjective determination as to each independent director that no relationships exist that, in our Board’s opinion, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.  In making these determinations, the directors reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities as they may relate to our business and our management.

The Securities and Exchange Commission has specific disclosure requirements covering certain types of transactions that we engage in with our directors, executive officers or other specified parties.  With regard to Securities and Exchange Commission rules, we have not engaged in any transaction, or series of similar transactions, or any currently proposed transaction, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, nominees for election as a director, beneficial owners of more than five percent of our common stock or members of their immediate family had, or will have, a director or indirect material interest.  In addition, no officer, director or beneficial owner of 10 percent of our common stock has been indebted to us in fiscal 2008.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

In order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2009 Annual Meeting of Stockholders, the written proposal must be received at our principal executive offices on or before February 12, 2009.  The proposal should be addressed to Corporate Secretary, Christopher & Banks Corporation, 2400 Xenium Lane N, Plymouth, Minnesota 55441.  The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

In accordance with our by-laws, in order to be properly brought before the 2009 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to our principal executive offices in Plymouth, Minnesota, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting.  As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to Rule 14a-8 of the Securities and Exchange Commission) must be received no earlier than April 1, 2009, and no later than May 1, 2009.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

Our Annual Report to Stockholders for the fiscal year ending March 1, 2008, including financial statements for the year ended March 1, 2008, accompanies this proxy statement.  Stockholders may obtain an additional copy of our Annual Report and/or a copy of our Form 10-K filed with the Securities and Exchange Commission for the year ended March 1, 2008, without charge by viewing these documents on our website at www.christopherandbanks.com or by writing to Christopher & Banks Corporation, Attention:  Investor Relations, 2400 Xenium Lane North, Plymouth, Minnesota 55441.

HOUSEHOLDING

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.  Currently, only brokers household our proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please contact us in writing at Christopher & Banks Corporation, Attention:  Investor Relations, 2400 Xenium Lane North, Plymouth, Minnesota 55441, or by telephone at (763) 551-5000.  We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the Annual Meeting.  If any other business does properly come before the Annual Meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in our best interests.

By Order of the Board

Lorna E. Nagler
President and Chief Executive Officer

June 12, 2008
Plymouth, Minnesota

Appendix A

AMENDED AND RESTATED

CHRISTOPHER & BANKS CORPORATION

2006 EQUITY INCENTIVE PLAN

FOR NON-EMPLOYEE DIRECTORS

SECTION 1.

DEFINITIONS

As used herein, the following terms shall have the meanings indicated below:

(a)                                  “Administrator” shall mean the Board of Directors of the Company, or one or more Committees appointed by the Board, as the case may be.

(b)                                 “Affiliate(s)” shall mean a Parent or Subsidiary of the Company.

(c)                                  “Award” shall mean any grant of an Option, Restricted Stock Award, Restricted Stock Unit Award, Stock Appreciation Right or Performance Award.

(d)                                 “Change in Control” shall mean:

                (i)                                     the occurrence of an acquisition by an individual, entity or group (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (but excluding (1) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (2) any acquisition by the Company or an Affiliate and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) (an “Acquisition”) that is thirty percent (30%) or more of the Company’s then outstanding voting securities;

                                                (ii)                                  at any time during a period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election to the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;

                                                (iii)                               the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company’s voting securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company’s voting securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;

                                                (iv)                              the sale or other disposition of all or substantially all of the assets of the Company;

                                                (v)                                 the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

                                                (vii)                           the occurrence of any transaction or event, or series of transactions or events, designated by the Board in a duly adopted resolution as representing a change in the effective control of the business and affairs of the Company, effective as of the date specified in any such resolution.

(e)                                  “Committee” shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board.  To the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a “non-employee director.”  Solely for purposes of this Section 1(d), “non-employee director” shall have the same meaning as set forth in Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(f)                                    The “Company” shall mean Christopher & Banks Corporation, a Delaware corporation.

(g)                                 “Fair Market Value” as of any date shall mean (i) if such stock is listed on the New York Stock Exchange, any other established stock exchange, the Nasdaq National Market or Nasdaq SmallCap Market, the price of such stock at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of such stock shall have occurred on such date, on the next preceding date on which there was a sale of stock; (ii) if such stock is not so listed on the New York Stock Exchange, any other established stock exchange, the Nasdaq National Market or Nasdaq SmallCap Market, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to the Company’s Common Stock.

(h)                                 The “Internal Revenue Code” or “Code” is the Internal Revenue Code of 1986, as amended from time to time.

(i)                                     “Option” means a nonqualified stock option granted pursuant to the Plan.

(j)                                     “Parent” shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company’s outstanding stock.

(k)                                  The “Participant” means (i) a non-employee director of the Company or any Affiliate to whom a nonqualified stock option has been granted pursuant to Section 9; (ii) a non-employee director of the Company or any Affiliate to whom a Restricted Stock Award or Restricted Stock Unit Award has been granted pursuant to Section 10; (iii) a non-employee director of the Company or any Affiliate to whom a Performance Award has been granted pursuant to Section 11; or (iv) a non-employee director of the Company or any Affiliate to whom a Stock Appreciation Right has been granted pursuant to Section 12.

(l)                                     “Performance Award” shall mean any Performance Shares or Performance Units granted pursuant to Section 11 hereof.

(m)                               “Performance Objective(s)” shall mean one or more performance objectives established by the Administrator, in its sole discretion, for Awards granted under this Plan.  Performance Objectives may include, but shall not be limited to, any one, or a combination of, (i) revenue, (ii) net income, (iii) earnings per share, (iv) return on equity, (v) return on assets, (vi) increase in revenue, (vii) increase in share price or earnings, (viii) return on investment, or (ix) increase in market share, in all cases including, if selected by the Administrator, threshold, target and maximum levels.

(n)                                 “Performance Period” shall mean the period, established at the time any Performance Award is granted or at any time thereafter, during which any Performance Objectives specified by the Administrator with respect to such Performance Award are to be measured.

(o)                                 “Performance Share” shall mean any grant pursuant to Section 11 hereof of an Award, which value, if any, shall be paid to a Participant by delivery of shares of Common Stock of the Company upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.

(p)                                 “Performance Unit” shall mean any grant pursuant to Section 11 hereof of an Award, which value, if any, shall be paid to a Participant by delivery of cash upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.

(q)                                 The “Plan” means the Amended and Restated Christopher & Banks Corporation 2006 Equity Incentive Plan For Non-Employee Directors, as amended hereafter from time to time, including the form of Agreements as they may be modified by the Administrator from time to time.

(r)                                    “Restricted Stock Award” or “Restricted Stock Unit Award” shall mean any grant of restricted shares of Stock of the Company or the grant of any restricted stock units pursuant to Section 10 hereof.

(s)                                  “Stock,” “Option Stock” or “Common Stock” shall mean Common Stock of the Company (subject to adjustment as described in Section 13) reserved for Options and Awards pursuant to this Plan.

(t)                                    “Stock Appreciation Right” shall mean a grant pursuant to Section 12 hereof.

(u)                                 A “Subsidiary” shall mean any corporation of which fifty percent (50%) or more of the total voting power of the Company’s outstanding Stock is owned, directly or indirectly in an unbroken chain, by the Company.

SECTION 2.

PURPOSE

The purpose of the Plan is to promote the success of the Company and its Affiliates by facilitating the engagement and retention of competent directors and by furnishing incentive to directors upon whose efforts the success of the Company and its Affiliates will depend to a large degree.

It is the intention of the Company to carry out the Plan through the granting of “nonqualified stock options” pursuant to Section 9 of this Plan; through the granting of Restricted Stock Awards and Restricted Stock Unit Awards pursuant to Section 10 of this Plan; through the granting of Performance Awards pursuant to Section 11 of this Plan; and through the granting of Stock Appreciation Rights pursuant to Section 12 of this Plan.  Adoption of this Plan shall be and is expressly subject to the condition of approval by the shareholders of the Company within twelve (12) months before or after the adoption of the Plan by the Board of Directors.  Any Awards granted prior to the date this Plan is approved by the shareholders of the Company shall be expressly subject to receipt of such approval.

SECTION 3.

EFFECTIVE DATE OF PLAN

The Plan shall be effective following its adoption by the Board of Directors, and its approval by the stockholders of the Company on the date of the 2008 Annual Meeting of Stockholders, as required in Section 2.

SECTION 4.

ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the “Board”) or by a Committee which may be appointed by the Board from time to time to administer the Plan (hereinafter collectively referred to as the “Administrator”).  Except as otherwise provided herein, the Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority to determine, in its sole discretion, whether an Award shall be granted; the individuals to whom, and the time or times at which, Awards shall be granted; the number of shares subject to each Award; the option price; and the performance criteria, if any, and any other terms and conditions of each Award.  The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective agreements evidencing each Award (which may vary from Participant to Participant), and to make all other determinations necessary or advisable for the administration of the Plan.  The Administrator’s interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan.  In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.

SECTION 5.

PARTICIPANTS

The Administrator shall from time to time, at its discretion and without approval of the shareholders, designate those non-employee directors of the Company or of any Affiliate to whom Awards shall be granted under this Plan.  The Administrator may grant additional Awards, including incentive stock options, under this Plan to some or all Participants then holding Awards, or may grant Awards solely or partially to new Participants. In designating Participants, the Administrator shall also determine the number of shares to be optioned or awarded to each such Participant and the performance criteria applicable to each Performance Award. The Administrator may from time to time designate individuals as being ineligible to participate in the Plan.

SECTION 6.

STOCK

The Stock to be optioned under this Plan shall consist of authorized but unissued shares of Common Stock.  Six Hundred Twenty-Five Thousand (625,000) shares of Common Stock shall be reserved and available for Awards under the Plan; provided, however, that the total number of shares of Common Stock reserved for Awards under this Plan shall be subject to adjustment as provided in Section 13 of the Plan.  The following shares of Stock shall continue to be reserved and available for Awards granted pursuant to the Plan: (i) any outstanding Award that expires for any reason, (ii) any portion of an outstanding Option or Stock Appreciation Right that is terminated prior to exercise, (iii) any portion of an Award that is terminated prior to the lapsing of the risks of forfeiture on such Award, (iv) shares of Stock used to pay the exercise price under any Award, whether such shares are withheld by the Company upon exercise of the Award or are tendered by the Participant from previously owned shares; and (v) shares of Stock covered by an Award to the extent the Award is settled in cash.

SECTION 7.

DURATION OF PLAN

Awards may be granted pursuant to the Plan from time to time until May 25, 2016, which is the tenth anniversary of the Plan’s adoption by the Board of Directors.

SECTION 8.

PAYMENT

Participants may pay for shares upon exercise of Options or Stock Appreciation Rights granted pursuant to this Plan with cash, personal check, certified check or, if approved by the Administrator in its sole discretion, previously-owned shares of the Company’s Common Stock, or any combination thereof.  Any stock so tendered as part of such payment shall be valued at such stock’s then Fair Market Value, or such other form of payment as may be authorized by the Administrator.  The Administrator may, in its sole discretion, limit the forms of payment available to the Participant and may exercise such discretion any time prior to the termination of the Option or Stock

Appreciation Right granted to the Participant or upon any exercise of the Option or Stock Appreciation Right by the Participant.  “Previously-owned shares” means shares of the Company’s Common Stock which the Participant has owned for at least six (6) months prior to the exercise of the Option, or for such other period of time as may be required by generally accepted accounting principles.

With respect to payment in the form of Common Stock of the Company, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

SECTION 9.

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

Each nonqualified stock option granted pursuant to this Section 9 shall be evidenced by a written nonqualified stock option agreement (the “Option Agreement”).  The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Option Agreement shall comply with and be subject to the following terms and conditions:

(a)                                  Number of Shares and Option Price.  The Option Agreement shall state the total number of shares covered by the nonqualified stock option.  The option price per share shall be one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date the Administrator grants the Option.

(b)                                 Term and Exercisability of Nonqualified Stock Option.  The term during which any nonqualified stock option granted under the Plan may be exercised shall be established in each case by the Administrator.  The Option Agreement shall state when the nonqualified stock option becomes exercisable and shall also state the maximum term during which the Option may be exercised.  If the Stock Option is not exercisable immediately, the Administrator may accelerate the exercisability of any Stock Option granted hereunder in the event of the death or disability of the Participant or provide for such acceleration in the Option Agreement.

(c)                                  Transferability.  The Administrator may, in its sole discretion, permit the Participant to transfer any or all nonqualified stock options to any member of the Participant’s “immediate family” as such term is defined in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, or any successor provision, or to one or more trusts whose beneficiaries are members of such Participant’s “immediate family” or partnerships in which such family members are the only partners; provided, however, that the Participant cannot receive any consideration for the transfer and such transferred nonqualified stock option shall continue to be subject to the same terms and conditions as were applicable to such nonqualified stock option immediately prior to its transfer.

(d)                                 No Rights as Shareholder.  A Participant (or the Participant’s successor or successors) shall have no rights as a shareholder with respect to any shares covered by a nonqualified stock option until the date of the issuance of a stock certificate evidencing such shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 13 of the Plan).

(e)                                  Repricing Prohibited.  Subject to the anti-dilution adjustment provisions contained in Section 13 hereof, without the prior approval of the Company’s shareholders, evidenced by a majority of votes cast, the Administrator shall not cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or otherwise approve any modification to such a Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange.

(f)                                    Other Provisions.  The Option Agreement authorized under this Section 9 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 10.

RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

Each Restricted Stock Award or Restricted Stock Unit Award granted pursuant to the Plan shall be evidenced by a written restricted stock or restricted stock unit agreement (the “Restricted Stock Agreement” or “Restricted Stock Unit Agreement,” as the case may be).  The Restricted Stock Agreement or Restricted Stock Unit Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Restricted Stock Agreement or Restricted Stock Unit Agreement shall comply with and be subject to the following terms and conditions:

(a)                                  Number of Shares.  The Restricted Stock Agreement or Restricted Stock Unit Agreement shall state the total number of shares of Stock covered by the Restricted Stock Award or Restricted Stock Unit Award.

(b)                                 Risks of Forfeiture.  The Restricted Stock Agreement or Restricted Stock Unit Agreement shall set forth the risks of forfeiture, if any, including risks of forfeiture based on Performance Objectives, which shall apply to the shares of Stock covered by the Restricted Stock Award or Restricted Stock Unit Award, and shall specify the manner in which such risks of forfeiture shall lapse.  The Administrator may, in its sole discretion, modify the manner in which such risks of forfeiture shall lapse but only with respect to those shares of Stock which are restricted as of the effective date of the modification.  The Administrator may accelerate the lapse of the risks of forfeiture in the event of the death or disability of the Participant or provide for such acceleration in the Restricted Stock Agreement or the Restricted Stock Unit Agreement.

(c)                                  Issuance of Shares; Rights as Shareholder.

(i)                                     With respect to a Restricted Stock Award, the Company shall cause to be issued a stock certificate representing such shares of Stock in the Participant’s name, and shall hold such certificate as custodian for the Participant until the risks of forfeiture applicable to the certificate have lapsed, at which time the Company shall deliver the certificate to the Participant.  The Company shall place a legend on such certificate describing the risks of forfeiture and other transfer restrictions set forth in the Participant’s Restricted Stock Agreement and providing for the cancellation of such certificate if the shares of Stock subject to the Restricted Stock Award are forfeited.  Until the risks of forfeiture have lapsed or the shares subject to such Restricted Stock Award have been forfeited, the Participant shall be entitled to vote the shares of Stock represented by such stock certificates and shall receive all dividends attributable to such shares, but the Participant shall not have any other rights as a shareholder with respect to such shares.

(ii)                                  With respect to a Restricted Stock Unit Award, as the risks of forfeiture on the restricted stock units lapse, the Participant shall be entitled to payment of the restricted stock units.  The Administrator may, in its sole discretion, pay restricted stock units in cash, shares of Stock or any combination thereof.  If payment is made in shares of Stock, the Administrator shall cause to be issued one or more stock certificates in the Participant’s name and shall deliver such certificates to the Participant in satisfaction of such restricted stock units.  Until the risks of forfeiture on the restricted stock units have lapsed, the Participant shall not be entitled to vote any shares of stock which may be acquired through the restricted stock units, shall not receive any dividends attributable to such shares, and shall not have any other rights as a shareholder with respect to such shares.

(d)                                 Nontransferability.  No Restricted Stock Award or Restricted Stock Unit Award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution, prior to the date the risks of forfeiture described in the Restricted Stock Agreement or Restricted Stock Unit Agreement have lapsed.  If the Participant shall attempt any transfer of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan prior to such date, such transfer shall be void and the Restricted Stock Award or Restricted Stock Unit Award shall terminate.

(e)                                  Other Provisions.  The Restricted Stock Agreement or Restricted Stock Unit Agreement authorized under this Section 10 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 11.

PERFORMANCE AWARDS

Each Performance Award granted pursuant to this Section 11 shall be evidenced by a written performance award agreement (the “Performance Award Agreement”).  The Performance Award Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Performance Award Agreement shall comply with and be subject to the following terms and conditions:

(a)                                  Awards.  Performance Awards in the form of Performance Units or Performance Shares may be granted to any Participant in the Plan. Performance Units shall consist of monetary awards which may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period.  Performance Shares shall consist of shares of Stock or other Awards denominated in shares of Stock that may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period.  The Administrator may accelerate the earning or vesting of the shares or monetary award subject to a Performance Award in the event of the death or disability of the Participant or provide for such acceleration in the Performance Award Agreement.

(b)                                 Performance Objectives, Performance Period and Payment.  The Performance Award Agreement shall set forth:

(i)                                     the number of Performance Units or Performance Shares subject to the Performance Award, and the dollar value of each Performance Unit;

(ii)                                  one or more Performance Objectives established by the Administrator;

(iii)                               the Performance Period over which Performance Units or Performance Shares may be earned or may become vested;

(iv)                              the extent to which partial achievement of the Performance Objectives may result in a payment or vesting of the Performance Award, as determined by the Administrator; and

(v)                                 the date upon which payment of Performance Units will be made or Performance Shares will be issued, as the case may be, and the extent to which such payment or the receipt of such Performance Shares may be deferred.

(c)                                  Nontransferability.  No Performance Award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution.  If the Participant shall attempt any transfer of any Performance Award granted under the Plan, such transfer shall be void and the Performance Award shall terminate.

(d)                                 No Rights as Shareholder.  A Participant (or the Participant’s successor or successors) shall have no rights as a shareholder with respect to any shares covered by a Performance Award until the date of the issuance of a stock certificate evidencing such shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 13 of the Plan).

(e)                                  Other Provisions.  The Performance Award Agreement authorized under this Section 11 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 12.

STOCK APPRECIATION RIGHTS

Each Stock Appreciation Right granted pursuant to this Section 12 shall be evidenced by a written stock appreciation right agreement (the “Stock Appreciation Right Agreement”).  The Stock Appreciation Right Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Stock Appreciation Right Agreement shall comply with and be subject to the following terms and conditions:

(a)                                  Awards.  A Stock Appreciation Right shall entitle the Participant to receive, upon exercise, cash, shares of Stock, or any combination thereof, having a value equal to the excess of (i) the Fair Market Value of a specified number of shares of Stock on the date of such exercise, over (ii) a specified exercise price.  The specified exercise price shall not be less than 100% of the Fair Market Value of such shares of Stock on the date of grant of the Stock Appreciation Right.  A Stock Appreciation Right may be granted independent of or in tandem with a previously or contemporaneously granted Option.

(b)                                 Term and Exercisability.  The term during which any Stock Appreciation Right granted under the Plan may be exercised shall be established in each case by the Administrator.  The Stock Appreciation Right Agreement shall state when the Stock Appreciation Right becomes exercisable and shall also state the maximum term during which such Stock Appreciation Right may be exercised.  The manner of exercise of such Stock Appreciation Right shall be specified in the Stock Appreciation Right Agreement.  If a Stock Appreciation Right is granted in tandem with an Option, the Stock Appreciation Right Agreement shall set forth the extent to which the exercise of all or a portion of the Stock Appreciation Right shall cancel a corresponding portion of the Option, and the extent to which the exercise of all or a portion of the Option shall cancel a corresponding portion of the Stock Appreciation Right.  The Administrator may accelerate the exercisability of any Stock Appreciation Right granted hereunder in the event of the death or disability of the Participant or provide for such acceleration in the Stock Appreciation Right Agreement.

(c)                                  Nontransferability.  No Stock Appreciation Right shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution.  If the Participant shall attempt any transfer of any Stock Appreciation Right granted under the Plan, such transfer shall be void and the Stock Appreciation Right shall terminate.

(d)                                 No Rights as Shareholder.  A Participant (or the Participant’s successor or successors) shall have no rights as a shareholder with respect to any shares covered by a Stock Appreciation Right until the date of the issuance of a stock certificate evidencing such shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 13 of the Plan).

(e)                                  Repricing Prohibited.  Subject to the anti-dilution adjustment provisions contained in Section 13 hereof, without the prior approval of the Company’s shareholders, evidenced by a majority of votes cast, the Administrator shall not cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the exercise price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange.

(f)                                    Other Provisions.  The Stock Appreciation Right Agreement authorized under this Section 12 shall contain such other provisions as the Administrator shall deem advisable, including but not limited to any restrictions on the exercise of the Stock Appreciation Right which may be necessary to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

SECTION 13.

RECAPITALIZATION, SALE, MERGER, EXCHANGE

OR LIQUIDATION

In the event of an increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse split, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Stock reserved under Section 6 hereof, the number of shares of Stock covered by each outstanding Award and Option and the price per share thereof shall be appropriately adjusted to reflect such change.  Additional shares which may become covered by the Award or Option pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

Unless otherwise provided in the agreement evidencing an Award, in the event of a Change of Control, the Board may provide for one or more of the following:

(a)                                  the equitable acceleration of the exercisability of any outstanding Options or Stock Appreciation Rights, the vesting and payment of any Performance Awards, or the lapsing of the risks of forfeiture on any Restricted Stock Awards or Restricted Stock Unit Awards;

(b)                                 the complete termination of this Plan, the cancellation of outstanding Options or Stock Appreciation Rights not exercised prior to a date specified by the Board (which date shall give Participants a reasonable period of time in which to exercise such Option or Stock Appreciation Right prior to the effectiveness of such transaction), the cancellation of any Performance Award and the cancellation of any Restricted Stock Awards or Restricted Stock Unit Awards for which the risks of forfeiture have not lapsed;

(c)                                  that Participants holding outstanding Options and Stock Appreciation Rights receive, with respect to each share of Stock subject to such Option or Stock Appreciation Right, as of the effective date of any such transaction, shares of Common Stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction with a value equal to the excess of the Fair Market Value of the Stock subject to such Option or Stock Appreciation Right on the date immediately preceding the effective date of such transaction over the price per share of such Options or Stock Appreciation Rights;

(d)                                 that Participants holding outstanding Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards receive, with respect to each share of Stock subject to such Awards, as of the effective date of any such transaction, shares of Common Stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction with a value equal to the Fair Market Value of the Stock subject to such Awards on the date immediately preceding the effective date of such transaction;

(e)                                  the continuance of the Plan with respect to the exercise of Options or Stock Appreciation Rights which were outstanding as of the date of adoption by the Board of such plan for such transaction and the right to exercise such Options and Stock Appreciation Rights as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction; and

(f)                                    the continuance of the Plan with respect to Restricted Stock Awards or Restricted Stock Unit Awards for which the risks of forfeiture have not lapsed as of the date of adoption by the Board of such plan for such transaction and the right to receive an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

(g)                                 the continuance of the Plan with respect to Performance Awards and, to the extent applicable, the right to receive an equivalent number of shares of stock of the corporation succeeding the Company by reason for such transaction.

The Board may condition any acceleration of exercisability or other right to which Participant is not entitled upon any additional agreements from Participant, including, without limitation, a Participant agreeing to additional restrictive covenants (e.g., confidentiality, noncompetition, non-solicitation, non-circumvention, etc.) and

Participant agreeing to continue to perform services for the Company, a successor or purchaser of all or any portion of the Company’s business or related assets for substantially the same base salary for a period of up to six months.

The Board may restrict the rights of or the applicability of this Section 13 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation.  The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 14.

INVESTMENT PURPOSE

No shares of Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company’s counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements.  As a condition to the issuance of Stock to Participant, the Administrator may require Participant to (a) represent that the shares of Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (b) represent that Participant shall not dispose of the shares of Stock in violation of the Securities Act of 1933 or any other applicable securities laws.

As a further condition to the grant of any Option or the issuance of Stock to Participant, Participant agrees to the following:

(a)                                  In the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the Common Stock underlying Awards, Participant will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any Option granted to Participant pursuant to the Plan or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

(b)                                 In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of any Option or Stock Appreciation Right and the date on which such Option or Stock Appreciation Right must be exercised, provided that the Company gives Participant prior written notice of such acceleration, and (ii) to cancel any Options, Stock Appreciation Rights or portions thereof which Participant does not exercise prior to or contemporaneously with such public offering.

(c)                                  In the event of a transaction (as defined in Section 13 of the Plan), Participant will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Participant is an “affiliate” (as defined in such applicable legal and accounting principles) at the time of the transaction, and Participant will execute any documents necessary to ensure compliance with such rules.

The Company reserves the right to place a legend on any stock certificate issued in connection with an Award pursuant to the Plan to assure compliance with this Section 14.

SECTION 15.

AMENDMENT OF THE PLAN

The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 13, shall impair the terms and conditions of any Award which is outstanding on the date of such revision or amendment to the material detriment of the Participant without the consent of the Participant.  Notwithstanding the foregoing, no such revision or amendment shall (i) increase the number of shares subject to the Plan except as provided in Section 13 hereof, (ii) change the designation of the class of Participants eligible to receive Awards, (iii) decrease the price at which Options may be granted, or (iv) materially increase the benefits accruing to Participants under the Plan without the approval of the shareholders of the Company if such approval is required for compliance with the requirements of any applicable law or regulation.  Furthermore, the Plan may not, without the approval of the shareholders, be amended in any manner that will cause incentive stock options to fail to meet the requirements of Section 422 of the Internal Revenue Code.

SECTION 16.

NO OBLIGATION TO EXERCISE OPTION

The granting of an Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise such Option or Stock Appreciation Right.  Further, the granting of an Award hereunder shall not impose upon the Company or any Affiliate any obligation to retain the Participant in its employ for any period.

Appendix B

AMENDED AND RESTATED

CHRISTOPHER & BANKS CORPORATION

2005 STOCK INCENTIVE PLAN

1.                                       Purpose.  The purpose of the Amended and Restated Christopher & Banks Corporation 2005 Stock Incentive Plan is to further align the interests of employees, officers and consultants with those of the stockholders by providing incentive compensation opportunities tied to the performance of the Common Stock and by promoting increased ownership of the Common Stock by such individuals. The Plan is also intended to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2.                                       Definitions.  Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Affiliate” means (i) any entity that would be treated as an “affiliate” of the Company for purposes of Rule 12b-2 under the Exchange Act and (ii) any joint venture or other entity in which the Company has a direct or indirect beneficial ownership interest representing at least one-third (1/3) of the aggregate voting power of the equity interests of such entity or one-third (1/3) of the aggregate fair market value of the equity interests of such entity, as determined by the Committee.

“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award granted under the Plan.

“Award Agreement” means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan.

“Company” means Christopher & Banks Corporation, a Delaware corporation.

“Date of Grant” means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

“Disability” means a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.

“Eligible Person” means any person who is an employee, officer or consultant of the Company or any Affiliate, or any person to whom an offer of employment with the Company or any Affiliate is extended, as determined by the Committee, but excluding any person who is a Non-Employee Director.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock as of a given date shall be the closing sale price of a share of Common Stock as reported on the New York Stock Exchange on such date or, if the shares are not traded on the New York Stock Exchange on such date, on the most recent preceding date when the shares were so traded. If Common Stock is not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“Non-Employee Director” means any member of the Board who is not an employee of the Company.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Performance Award” means a Restricted Stock Award or Restricted Stock Unit Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and described in Section 9 hereof.

“Performance Goal” means one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis:  revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation.  Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria

“Plan” means the Amended and Restated Christopher & Banks Corporation 2005 Stock Incentive Plan as set forth herein, as amended from time to time.

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued, subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement.

“Restricted Stock Unit Award” means a grant of units to an Eligible Person under Section 8 hereof evidencing the right to receive shares of Common Stock (or a cash payment equal to the Fair Market Value of a share of Common Stock) at some future date, subject to such vesting restrictions as the Committee shall determine and set forth in an Award Agreement.

“Service” means a Participant’s employment with the Company or any Affiliate or a Participant’s service as a consultant to the Company or any Affiliate, as applicable.

“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Substantial Risk of Forfeiture” has the meaning ascribed to that term in Section 409A of the Code and Department of Treasury guidance issued thereunder.

3.                                       Administration.

3.1                                 Committee Members.  The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. Each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the New York Stock Exchange, (ii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2                                 Committee Authority.  The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan, to make factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3                                 Delegation of Authority.  The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action were undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

4.                                       Shares Subject to the Plan.

4.1                                 Maximum Share Limitations.  Subject to adjustment pursuant to Section 4.3 hereof, the maximum aggregate number of shares of Common Stock that may be issued and sold under all Awards granted under the Plan shall be 2,975,000 shares.  Of such aggregate Plan limit, the maximum number of shares of Common Stock that may be issued as Incentive Stock Options under the Plan shall be limited to 2,975,000 shares.  Each of the foregoing numerical limitations stated in this Section 4.1 shall be subject to adjustment in accordance with the provisions of Section 4.3.  Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury.  To the extent that any Award involving the issuance of shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.  Any Awards or portions thereof that are settled in cash and not in shares of Common Stock shall not be counted against the foregoing maximum share limitations.

4.2                                 Individual Participant Limitations (Code § 162(m)).  The maximum number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights in the aggregate may be granted to any one Participant during any calendar year shall be 250,000 shares.  The maximum number of shares of Common Stock with respect to which Awards of Restricted Stock and Restricted Stock Units in the aggregate may be granted to any one Participant during any calendar year shall be 250,000 shares.

4.3                                 Adjustments.  In the event of an increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse split, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Stock reserved under Section 4.1 hereof, the number of shares of Stock covered by each outstanding Award and Option and the price per share thereof shall be appropriately adjusted to reflect such change.  Additional shares which may become covered by the Award or Option pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

5.                                       Participation and Awards.

5.1                                 Designations of Participants.  All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

5.2                                 Determination of Awards.  The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment. To the extent deemed necessary by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 12.1 hereof.

6.                                       Stock Options.

6.1                                 Grant of Stock Options.  A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.8 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

6.2                                 Exercise Price.  The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the Date of Grant, provided that the Committee may in its discretion specify for any Stock Option an exercise price per share that is higher than the Fair Market Value on the Date of Grant.

6.3                                 Vesting of Stock Options.  The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any Stock Option at any time. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion.

6.4                                 Term of Stock Options.  The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. Except as otherwise provided in this Section 6 or as otherwise may be provided by the Committee, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or one of its Affiliates.

6.5                                 Termination of Service.  Subject to Section 6.8 hereof with respect to Incentive Stock Options, the Stock Option of any Participant whose Service with the Company or one of its Affiliates is terminated for any reason shall terminate on the earlier of (A) the date that the Stock Option expires in accordance with its terms or (B) unless otherwise provided in an Award Agreement, and except for termination for cause (as described in Section 11.2 hereof), the expiration of the applicable time period following termination of Service, in accordance with the following: (i) twelve (12) months if Service ceased due to Disability, (ii) twelve (12) months if the Participant died while in the Service of the Company or any of its Affiliates, or (iii) three (3) months if Service ceased for any other reason. During the foregoing applicable period, except as otherwise specified in the Award Agreement or in the event Service was terminated by the death of the Participant, the Stock Option may be exercised by such Participant in respect of the same number of shares of Common Stock, in the same manner, and to the same extent as if he or she had remained in the continued Service of the Company or any Affiliate during the first three (3) months of such period; provided that no additional rights shall vest after such three (3) months. The Committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of Service for purposes hereof, as well as the effect of a leave of absence on the vesting and exercisability of a Stock Option. Unless otherwise provided by the Committee, if an entity ceases to be an Affiliate of the Company or otherwise ceases to be qualified under the Plan or if all or substantially all of the assets of an Affiliate of the Company are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the Service.

6.6                                 Stock Option Exercise; Tax Withholding.  Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefor and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in the Award Agreement, unless otherwise provided by the Committee: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock that have been held by the Participant for at least six (6) months (or such period as the Committee may deem appropriate, for accounting purposes or otherwise) valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iv) by a combination of the methods described above or (v) by such other method as may be approved by the Committee and set forth in the Award Agreement.  In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.

6.7                                 Limited Transferability of Nonqualified Stock Options.  All Stock Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 12.2 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the Committee in its discretion at the time of proposed transfer. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 12.2 hereof.

6.8                                 Additional Rules for Incentive Stock Options.

(a)                                  Eligibility.  An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421-7(h) with respect to the Company or any Affiliate that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b)                                 Annual Limits.  No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking stock options into account in the order in which granted.

(c)                                  Termination of Employment.  An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one (1) year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(d)                                 Other Terms and Conditions; Nontransferability.  Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(e)                                  Disqualifying Dispositions.  If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two (2) years following the Date of Grant or one (1) year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

(f)                                    Repricing Prohibited.  Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or otherwise approve any modification to such a Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange.

7.                                       Stock Appreciation Rights.

7.1                                 Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or payment of a Stock Appreciation Right at any time.

7.2                                 Freestanding Stock Appreciation Rights.  A Stock Appreciation Right may be granted without any related Stock Option and may be subject to such vesting and exercisability requirements as specified by the Committee in an Award Agreement. Such vesting and exercisability requirements may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the Date of Grant.

7.3                                 Tandem Stock Option/Stock Appreciation Rights.  A Stock Appreciation Right may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option.

A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to such Stock Option/Stock Appreciation Right, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per share equal to the per share exercise price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires.

7.4                                 Payment of Stock Appreciation Rights.  A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Subject to the requirements of Section 409A of the Code, payment of the amount determined under the foregoing shall be made solely in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, subject to applicable tax withholding requirements.

7.5                                 Repricing Prohibited.  Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange.

8.                                       Restricted Stock Awards and Restricted Stock Unit Awards.

8.1                                 Grant of Restricted Stock Awards and Restricted Stock Unit Awards.  Restricted Stock Awards and Restricted Stock Unit Awards may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award or Restricted Stock Unit Award.

8.2                                 Vesting Requirements.  The restrictions imposed on shares granted under a Restricted Stock Award or a Restricted Stock Unit Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Award or Restricted Stock Unit Award at any time. Such vesting requirements may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion which constitute a Substantial Risk of Forfeiture. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company. If the vesting requirements of a Restricted Stock Unit Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock underlying such units subject to the Award shall be returned to the Company.

8.3                                 Issuance and Delivery of Shares.  Any shares issued under a Restricted Stock Award granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates registered in the name of the Participant. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. Shares representing a Restricted Stock Award that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived.

In the case of Restricted Stock Unit Awards, no shares of Common Stock shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions relating to Restricted Stock Unit Awards evidencing the right to receive shares of Common Stock, such shares shall be issued and delivered to the holder of the Restricted Stock Unit Award.

8.4                                 Restrictions.  Shares granted under Restricted Stock Awards and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote shares of Common Stock granted to the Participant under a Restricted Stock Award or Restricted Stock Unit Award or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant’s death, disability or retirement or a change in control of the Company.

8.5                                 Section 83(b) Election.  If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

8.6                                 Compliance With Code Section 409A.  Restricted Stock Awards and Restricted Stock Unit Awards shall be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code.

9.                                       Section 162(m) Performance-Based Awards.

9.1                                 Establishment of Performance Goals.  For purposes of Restricted Stock Awards and Restricted Stock Unit Awards granted under the Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code  (a “Performance Award”), such Performance Awards shall, to the extent required by Section 162(m) of the Code, be conditioned solely on the achievement of one or more objective Performance Goals.  Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. The applicable Performance Goals and specific targets thereunder must be established and approved by the Committee during the first ninety (90) days of the performance period (and, in the case of performance periods of less than one year, in no event after twenty-five percent (25%) or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code.  Performance Goal targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets.

9.2                                 Committee Certification.  Before any Performance Award under this Section 9 vests, the Committee must certify in writing that the Performance Goal target(s) and any other material terms of the Performance Award were in fact timely satisfied.

9.3                                 Expiration of Grant Authority.  As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Committee’s authority to grant new Performance Awards shall terminate upon the first meeting of the Company’s stockholders that occurs in the fifth (5th) year following the year in which the Company’s stockholders approve this Plan.

10.                                 Change in Control.

10.1                           Effect of Change in Control.  Except to the extent an Award Agreement provides for a different result (in which case the Award Agreement will govern and this Section 10 of the Plan shall not be applicable), notwithstanding anything elsewhere in the Plan or any rules adopted by the Committee pursuant to the Plan to the contrary, if a Triggering Event shall occur within the twelve (12) month period beginning with a Change in Control of the Company, then, effective immediately prior to such Triggering Event, (i) each outstanding Stock Option and Stock Appreciation Right, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, and (ii) each Restricted Stock Award and Restricted Stock Unit Award shall become fully and immediately vested and all forfeiture and transfer restrictions thereon shall lapse.

10.2                           Definitions.

(a)                                  Cause.  For purposes of this Section 10, the term “Cause” shall mean a determination by the Committee that a Participant (i) has been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony under Federal or state law, (ii) has engaged in willful gross misconduct in the performance of the Participant’s duties to the Company or an Affiliate or (iii) has committed a material breach of any written agreement with the Company or any Affiliate with respect to confidentiality, noncompetition, nonsolicitation or similar restrictive covenant. Subject to the first sentence of Section 10.1 hereof, in the event that a Participant is a party to an employment agreement with the Company or any Affiliate that defines a termination on account of “Cause” (or a term having similar meaning), such definition shall apply as the definition of a termination on account of “Cause” for purposes hereof, but only to the extent that such definition provides the Participant with greater rights. A termination on account of Cause shall be communicated by written notice to the Participant, and shall be deemed to occur on the date such notice is delivered to the Participant.

(b)                                 Change in Control.  For purposes of this Section 10, a “Change in Control” shall be deemed to have occurred upon:

(i)                                     the occurrence of (A) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”) (but excluding (1) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (2) any acquisition by the Company or an Affiliate and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) (an “Acquisition”) that is thirty percent (30%) or more of the Company Voting Securities; and (B) the termination of employment, within six (6) months following the Acquisition, of the individual who is the Chief Executive Officer of the Company immediately prior to the Acquisition, for any reason other than death, Disability, Cause, or voluntary resignation (but excluding any termination that constitutes a Constructive Termination or any resignation that was requested by the Board or any such Person (or its employees or representatives) that completes an Acquisition);

(ii)                                  at any time during a period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, Disability or voluntary retirement) to constitute a majority thereof;

(iii)                               an Acquisition that is fifty percent (50%) or more of the Company Voting Securities;

(iv)                              the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company Voting Securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company Voting Securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;

(v)                                 the sale or other disposition of all or substantially all of the assets of the Company;

(vi)                              the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(vii)                           the occurrence of any transaction or event, or series of transactions or events, designated by the Board in a duly adopted resolution as representing a change in the effective control of the business and affairs of the Company, effective as of the date specified in any such resolution.

(c)                                  Constructive Termination.  For purposes of this Section 10, a “Constructive Termination” shall mean a termination of employment by a Participant within sixty (60) days following the occurrence of any one or more of the following events without the Participant’s written consent (i) any reduction in position, title (for Vice Presidents or above), overall responsibilities, level of authority, level of reporting (for Vice Presidents or above), base compensation, annual incentive compensation opportunity, aggregate employee benefits or (ii) a request that the Participant’s location of employment be relocated by more than fifty (50) miles. Subject to the first sentence of Section 10.1 hereof, in the event that a Participant is a party to an employment agreement with the Company or any Affiliate (or a successor entity) that defines a termination on account of “Constructive Termination,” “Good Reason” or “Breach of Agreement” (or a term having a similar meaning), such definition shall apply as the definition of “Constructive Termination” for purposes hereof in lieu of the foregoing, but only to the extent that such definition provides the Participant with greater rights. A Constructive Termination shall be communicated by written notice to the Committee, and shall be deemed to occur on the date such notice is delivered to the Committee, unless the circumstances giving rise to the Constructive Termination are cured within five (5) days of such notice.

(d)                                 Triggering Event.  For purposes of this Section 10, a “Triggering Event” shall mean (i) the termination of Service of a Participant by the Company or an Affiliate (or any successor thereof) other than on account of death, Disability or Cause, (ii) the occurrence of a Constructive Termination or (iii) any failure by the Company (or a successor entity) to assume, replace, convert or otherwise continue any Award in connection with the Change in Control (or another corporate transaction or other change effecting the Common Stock) on the same terms and conditions as applied immediately prior to such transaction, except for equitable adjustments to reflect changes in the Common Stock pursuant to Section 4.3 hereof.

10.3                           Excise Tax Limit.  In the event that the vesting of Awards together with all other payments and the value of any benefit received or to be received by a Participant would result in all or a portion of such payment being subject to the excise tax under Section 4999 of the Code, then the Participant’s payment shall be either (i) the full payment or (ii) such lesser amount that would result in no portion of the payment being subject to excise tax under Section 4999 of the Code (the “Excise Tax”), whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code. All determinations required to be made under this Section 10 shall be made by a nationally recognized accounting firm (the “Accounting Firm”). The Company shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company and the Participant. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Accounting Firm’s determinations must be made with substantial authority (within the meaning of Section 6662 of the Code). For the purposes of all calculations under Section 280G of the Code and the application of this Section 10.3, all determinations as to present value shall be made using one hundred twenty percent (120%) of the applicable Federal rate (determined under Section 1274(d) of the Code) compounded semiannually.

11.                                 Forfeiture Events.

11.1                           General.  The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

11.2                           Termination for Cause.  Unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant’s employment with the Company or any Affiliate shall be terminated for cause, the Company may, in its sole discretion, immediately terminate such Participant’s right to any further payments, vesting or exercisability with respect to any Award in its entirety. In the event a Participant is party to an employment (or similar) agreement with the Company or any Affiliate that defines the term “cause,” such definition shall apply for purposes of this Section 11. The Company shall have the power to determine whether the Participant has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment for cause, the Company may suspend the Participant’s rights to exercise any option, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for “cause” as provided in this Section 11.2.

12.                                 General Provisions.

12.1                           Award Agreement.  To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.  The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

12.2                           No Assignment or Transfer; Beneficiaries.  Except as provided in Section 6.7 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may to the extent permitted by the Award Agreement be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

12.3                           Deferrals of Payment.  The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

12.4                           Rights as Stockholder.  A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

12.5                           Employment or Service.  Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person any right to continue in the Service of the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates to terminate the Participant’s employment or other service relationship for any reason at any time.

12.6                           Securities Laws.  No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

12.7                           Tax Withholding.  The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

12.8                           Unfunded Plan.  The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

12.9                           Other Compensation and Benefit Plans.  The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Affiliate. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the

Company or an Affiliate, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

12.10                     Plan Binding on Transferees.  The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

12.11                     Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

12.12                     Foreign Jurisdictions.  The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

12.13                     Substitute Awards in Corporate Transactions.  Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

12.14                     Governing Law.  The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

13.                                 Effective Date; Amendment and Termination.

13.1                           Effective Date.  The Plan shall become effective following its adoption by the Board and its approval by the Company’s stockholders on the date of the 2008 Annual Meeting of Stockholders. The term of the Plan shall be ten (10) years from the original date of adoption by the Board, subject to Section 13.3 hereof.

13.2                           Amendment.  The Board may at any time and from time to time and in any respect, amend or modify the Plan. The Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the New York Stock Exchange or other exchange or securities market or for any other purpose. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

13.3                           Termination.  The Plan shall terminate on April 7, 2015, which is the tenth (10th) anniversary of the date of its original adoption by the Board. The Board may, in its discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

CHRISTOPHER & BANKS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, July 30, 2008

3:00 p.m.

Dorsey & Whitney LLP

Suite 1500

50 South Sixth Street

Minneapolis, Minnesota

Christopher & Banks Corporation
2400 Xenium Lane North, Plymouth, Minnesota 55441	proxy

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Luke R. Komarek, Andrew K. Moller and Lorna E. Nagler, and each of them, with full power of substitution as proxies and agents (the “Proxy Agents”) in the name of the undersigned, to attend the Annual Meeting of Stockholders of Christopher & Banks Corporation (the “Company”) to be held at Suite 1500, 50 South Sixth Street, Minneapolis, Minnesota on Wednesday, July 30, 2008 at 3:00 p.m. local time, or any adjournment or postponement thereof, and to vote the number of shares of Common Stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows.

See reverse for voting instructions

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Christopher & Banks Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 THROUGH 4 AND “AGAINST” PROPOSAL 5.

1.  Elect three Class II Directors:

01 Larry C. Barenbaum	☐	Vote FOR	☐	Vote WITHHELD
02 Martin L. Bassett		all nominees		from all nominees
03 Lorna E. Nagler		except as marked

(Instructions: To withhold authority to vote for any indicated nominee, mark “Vote FOR all nominees except as marked” and write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approve an amendment to the 2006 Equity Incentive Plan for Non-Employee Directors to increase the number of shares authorized from 300,000 to 625,000	☐ For	☐ Against	☐ Abstain

3.	Approve certain amendments to the 2005 Stock Incentive Plan, including an increase in the number of shares authorized from 1,800,000 to 2,975,000	☐ For	☐ Against	☐ Abstain

4.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered accounting firm for the fiscal year ending February 28, 2009	☐ For	☐ Against	☐ Abstain

5.	Consider a stockholder proposal requesting that the Board of Directors take the necessary steps to declassify the Board of Directors	☐ For	☐ Against	☐ Abstain

6.       In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 THROUGH 4 AND AGAINST PROPOSAL 5.

Address change? Mark Box ☐	Dated: , 2008
Indicate changes below:

Signature(s) in Box

Please sign exactly as name(s) appears on proxy. If held in joint tenancy or as community property, all holders must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.